Exhibit 99

                               AGREEMENT AND PLAN
                                    OF MERGER
                                 BY AND BETWEEN
                             PROVIDENT BANCORP, INC.
                                       AND
                         WARWICK COMMUNITY BANCORP, Inc.

                                 MARCH 15, 2004

                                TABLE OF CONTENTS

ARTICLE I CERTAIN DEFINITIONS ...............................................................    2
         1.1.     Certain Definitions .......................................................    2
ARTICLE II THE MERGER .......................................................................    8
         2.1.     Merger ....................................................................    8
         2.2.     Closing; Effective Time ...................................................    9
         2.3.     Certificate of Incorporation and Bylaws ...................................    9
         2.4.     Directors and Officers of Surviving Corporation ...........................    9
         2.5.     Additional Directors of PBI and Provident Bank ............................    9
         2.6.     Effects of the Merger .....................................................    9
         2.7.     Tax Consequences ..........................................................   10
         2.8.     Possible Alternative Structures ...........................................   10
         2.9.     Additional Actions ........................................................   10
ARTICLE III CONVERSION OF SHARES ............................................................   11
         3.1.     Conversion of WCBI Common Stock; Merger Consideration .....................   11
         3.2.     Election Procedures .......................................................   12
         3.3.     Procedures for Exchange of WCBI Common Stock ..............................   16
         3.4.     Treatment of WCBI Options .................................................   17
         3.5.     Bank Mergers ..............................................................   18
         3.6.     Reservation of Shares .....................................................   18
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF WCBI ...........................................   18
         4.1.     Standard ..................................................................   19
         4.2.     Organization ..............................................................   19
         4.3.     Capitalization ............................................................   20
         4.4.     Authority; No Violation ...................................................   21
         4.5.     Consents ..................................................................   22
         4.6.     Financial Statements ......................................................   22
         4.7.     Taxes .....................................................................   23
         4.8.     No Material Adverse Effect ................................................   24
         4.9.     Material Contracts; Leases; Defaults ......................................   24
         4.10.    Ownership of Property; Insurance Coverage .................................   25
         4.11.    Legal Proceedings .........................................................   26
         4.12.    Compliance With Applicable Law ............................................   26
         4.13.    Employee Benefit Plans ....................................................   27
         4.14.    Brokers, Finders and Financial Advisors ...................................   30
         4.15.    Environmental Matters .....................................................   31
         4.16.    Loan Portfolio ............................................................   32
         4.17.    Securities Documents ......................................................   34
         4.18.    Related Party Transactions ................................................   34
         4.19.    Deposits ..................................................................   34
         4.20.    Antitakeover Provisions Inapplicable; Required Vote .......................   34
         4.21.    Registration Obligations ..................................................   35
         4.22.    Risk Management Instruments ...............................................   35
         4.23.    Fairness Opinion ..........................................................   35
         4.24.    Intellectual Property .....................................................   35
         4.25.    Trust Accounts ............................................................   36


                                       (i)

         4.26.    Labor Matters .............................................................   36
         4.27.    WCBI Information Supplied .................................................   36
ARTICLE V REPRESENTATIONS AND WARRANTIES OF PBI .............................................   36
         5.1.     Standard ..................................................................   37
         5.2.     Organization ..............................................................   37
         5.3.     Capitalization ............................................................   38
         5.4.     Authority; No Violation ...................................................   38
         5.5.     Consents ..................................................................   39
         5.6.     Financial Statements ......................................................   39
         5.7.     Taxes .....................................................................   40
         5.8.     No Material Adverse Effect ................................................   40
         5.9.     Ownership of Property; Insurance Coverage .................................   40
         5.10.    Legal Proceedings .........................................................   41
         5.11.    Compliance With Applicable Law ............................................   41
         5.12.    Employee Benefit Plans ....................................................   42
         5.13.    Environmental Matters .....................................................   44
         5.14.    Loan Portfolio ............................................................   45
         5.15.    Securities Documents ......................................................   45
         5.16.    Deposits ..................................................................   46
         5.17.    Antitakeover Provisions Inapplicable ......................................   46
         5.18.    Risk Management Instruments ...............................................   46
         5.19.    Brokers, Finders and Financial Advisors ...................................   46
         5.20.    PBI Common Stock ..........................................................   46
         5.21.    Material Contracts; Leases, Defaults ......................................   47
         5.22.    PBI Information Supplied ..................................................   47
ARTICLE VI COVENANTS OF WCBI ................................................................   47
         6.1.     Conduct of Business .......................................................   47
         6.2.     Current Information .......................................................   52
         6.3.     Access to Properties and Records ..........................................   53
         6.4.     Financial and Other Statements ............................................   53
         6.5.     Maintenance of Insurance ..................................................   54
         6.6.     Disclosure Supplements ....................................................   54
         6.7.     Consents and Approvals of Third Parties ...................................   54
         6.8.     All Reasonable Efforts ....................................................   55
         6.9.     Failure to Fulfill Conditions .............................................   55
         6.10.    No Solicitation ...........................................................   55
         6.11.    Reserves and Merger-Related Costs .........................................   56
         6.12.    Board of Directors and Committee Meetings .................................   56
ARTICLE VII COVENANTS OF PBI ................................................................   56
         7.1.     Conduct of Business .......................................................   56
         7.2.     Current Information and Consultation ......................................   57
         7.3.     Financial and Other Statements ............................................   57
         7.4.     Disclosure Supplements ....................................................   58
         7.5.     Consents and Approvals of Third Parties ...................................   58
         7.6.     All Reasonable Efforts ....................................................   58
         7.7.     Failure to Fulfill Conditions .............................................   58


                                      (ii)

         7.8.     Employee Benefits .........................................................   58
         7.9.     Directors and Officers Indemnification and Insurance ......................   60
         7.10.    Stock Listing .............................................................   62
         7.11.    Stock and Cash Reserve ....................................................   62
         7.12.    Section 16(b) Exemption ...................................................   62
ARTICLE VIII REGULATORY AND OTHER MATTERS ...................................................   63
         8.1.     Meetings of Stockholders ..................................................   63
         8.2.     Proxy Statement-Prospectus; Merger Registration Statement .................   63
         8.3.     Regulatory Approvals ......................................................   64
         8.4.     Affiliates ................................................................   64
ARTICLE IX CLOSING CONDITIONS ...............................................................   65
         9.1.     Conditions to Each Party's Obligations under this Agreement ...............   65
         9.2.     Conditions to the Obligations of PBI under this Agreement .................   66
         9.3.     Conditions to the Obligations of WCBI under this Agreement ................   66
ARTICLE X THE CLOSING .......................................................................   67
         10.1.    Time and Place ............................................................   67
         10.2.    Deliveries at the Pre-Closing and the Closing .............................   67
ARTICLE XI TERMINATION, AMENDMENT AND WAIVER ................................................   67
         11.1.    Termination ...............................................................   67
         11.2.    Effect of Termination .....................................................   69
         11.3.    Amendment, Extension and Waiver ...........................................   70
ARTICLE XII MISCELLANEOUS ...................................................................   71
         12.1.    Confidentiality ...........................................................   71
         12.2.    Public Announcements ......................................................   71
         12.3.    Survival ..................................................................   71
         12.4.    Notices ...................................................................   71
         12.5.    Parties in Interest .......................................................   72
         12.6.    Complete Agreement ........................................................   72
         12.7.    Counterparts ..............................................................   73
         12.8.    Severability ..............................................................   73
         12.9.    Governing Law .............................................................   73
         12.10.   Interpretation ............................................................   73
         12.11.   Specific Performance ......................................................   73

Exhibit A         Form of Plan of Bank Merger
Exhibit B         Form of Plan of Bank Merger
Exhibit C         Form of Plan of Bank Merger
Exhibit D         Form of Voting Agreement
Exhibit E         Affiliates Agreement


                                      (iii)

                          AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of March 15, 2004, by and between Provident Bancorp, Inc., a Delaware corporation ("PBI"), and Warwick Community Bancorp, Inc., a Delaware corporation ("WCBI").

      WHEREAS, the Board of Directors of each of PBI and WCBI (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective companies and stockholders and (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies, and (iii) has approved this Agreement at meetings of each of such Boards of Directors; and

      WHEREAS, in accordance with the terms of this Agreement, WCBI will merge with and into PBI (the "Merger"), and immediately thereafter Warwick Savings and TCB, each of which is a wholly owned subsidiary of WCBI, will be merged with and into Provident Bank, a wholly owned subsidiary of PBI, and immediately thereafter Warwick Commercial Bank, a wholly owned subsidiary of Warwick Savings, will be merged with and into Provident Municipal Bank, a wholly owned subsidiary of Provident Bank; and

      WHEREAS, as a condition to the willingness of PBI to enter into this Agreement, each of the directors of WCBI have entered into a Voting Agreement, substantially in the form of Exhibit D hereto, dated as of the date hereof, with PBI (the "Voting Agreement"), pursuant to which each such director has agreed, among other things, to vote all shares of common stock of WCBI owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in such Voting Agreements;

      WHEREAS, the parties intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement be and is hereby adopted as a "plan of reorganization" within the meaning of Sections 354 and 361 of the Code; and

      WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto.

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                               CERTAIN DEFINITIONS

      1.1. Certain Definitions.

      As used in this Agreement, the following terms have the following meanings (unless the context otherwise requires, references to Articles and Sections refer to Articles and Sections of this Agreement).

      "Affiliate" means any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

      "Agreement" means this agreement, and any amendment hereto.

      "Bank Mergers" shall mean the merger of Warwick Savings with and into Provident Bank, with Provident Bank as the surviving institution, the merger of TCB with and into Provident Bank, with Provident Bank as the surviving institution, and the merger of Warwick Commercial Bank with and into Provident Municipal Bank, with Provident Municipal Bank as the surviving institution, which mergers shall occur immediately following the Merger.

      "Bank Regulator" shall mean any Federal or state banking regulator, including but not limited to the OTS, FDIC, the New Jersey Department, the New York Department and the FRB, which regulates Provident Bank, Provident Municipal Bank, Warwick Savings, TCB or Warwick Commercial Bank, or any of their respective holding companies or subsidiaries, as the case may be.

      "Cash Consideration" shall have the meaning set forth in Section 3.1.3.

      "Cash Election" shall have the meaning set forth in Section 3.2.2.

      "Cash/Stock Election" shall have the meaning set forth in Section 3.1.3.

      "Cash Election Shares" shall have the meaning set forth in Section 3.2.1.

      "Certificate" shall mean a certificate evidencing shares of WCBI Common Stock (together with the associated WCBI Stock Purchase Rights).

      "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Confidentiality Agreements" shall mean the confidentiality agreements referred to in Section 12.1 of this Agreement.

      "DGCL" shall mean the Delaware General Corporation Law.

      "Dissenting Shares" shall have the meaning set forth in Section 3.1.4.

      "Dissenting Stockholder" shall have the meaning set forth in Section
3.1.4.

      "Effective Time" shall mean the date and time specified pursuant to
Section 2.2 hereof as the effective time of the Merger.

      "Election Deadline" shall have the meaning set forth in Section 3.2.3.

      "Election Form" shall have the meaning set forth in Section 3.2.2.

      "Election Form Record Date" shall have the meaning set forth in Section 3.2.2.

      "Environmental Laws" means any applicable Federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.2601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.11001, et seq; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Exchange Agent" shall mean Registrar & Transfer Company, or such other bank or trust company or other agent designated by PBI, and reasonably acceptable to WCBI, which shall act as agent for PBI in connection with the exchange procedures for exchanging Certificates for the Merger Consideration.

      "Exchange Fund" shall have the meaning set forth in Section 3.3.1.

      "Exchange Ratio" shall have the meaning set forth in Section 3.1.3.

      "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

      "FHLB" shall mean the Federal Home Loan Bank of New York.

      "FRB" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

      "GAAP" shall mean accounting principles generally accepted in the United States of America.

      "Governmental Entity" shall mean any Federal or state court, administrative agency or commission or other governmental authority or instrumentality.

      "HOLA" shall mean the Home Owners' Loan Act, as amended.

      "IRS" shall mean the United States Internal Revenue Service.

      "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should have been known by the executive officers and directors of such Person, and includes any facts, matters or circumstances set forth in any written notice from any Bank Regulator or any other material written notice received by an executive officer or director of that Person.

      "Material Adverse Effect" shall mean, with respect to PBI or WCBI, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of PBI and its Subsidiaries taken as a whole, or WCBI and its Subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of either WCBI, on the one hand, or PBI, on the other hand, to perform its obligations under this Agreement or otherwise materially impedes the consummation of the transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in laws and regulations affecting banks or thrift institutions and their holding companies generally, or interpretations thereof by courts or governmental agencies, (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (c) actions and omissions of a party hereto (or any of its Subsidiaries) taken with the prior written consent of the other party, (d) the impact of the announcement of this Agreement and the transactions contemplated hereby, and compliance with this Agreement on the business, financial condition or results of operations of the parties and their respective Subsidiaries, including the expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement (consistent with the information included in the Disclosure Schedules), (e) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States and (f) any change in the value of the securities or loan portfolio of PBI or WCBI, respectively, whether held as available for sale or held to maturity, resulting from a change in interest rates generally.

      "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws.

      "Merger" shall mean the merger of WCBI with and into PBI pursuant to the terms hereof.

      "Merger Consideration" shall mean the cash or PBI Common Stock, or combination thereof, in an aggregate per share amount to be paid by PBI for each share of WCBI Common Stock, as set forth in Section 3.1.

      "Merger Registration Statement" shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of PBI Common Stock to be offered to holders of WCBI Common Stock in connection with the Merger.

      "Mixed Election" shall have the meaning set forth in Section 3.2.2.

      "NASD" shall mean the National Association of Securities Dealers, Inc.

      "Nasdaq" shall mean the Nasdaq National Market.

      "New Jersey Department" shall mean the Department of Banking and Insurance of the State of New Jersey, and where appropriate shall include the Commissioner of Banking and Insurance of the State of New Jersey.

      "New York Department" shall mean the Banking Department of the State of New York, and where appropriate shall include the Superintendent of Banks of the State of New York and the Banking Board of the State of New York.

      "Non Election" shall have the meaning set forth in Section 3.2.2.

      "Non Election Shares" shall have the meaning set forth in Section 3.2.1.

      "Option Payment" shall have the meaning set forth in Section 3.4.

      "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

      "PBI" shall mean Provident Bancorp, Inc., a Delaware corporation, with its principal executive offices located at 400 Rella Boulevard, Montebello, New York 10901.

      "PBI Common Stock" shall mean the common stock, par value $.01 per share, of PBI.

      "PBI DISCLOSURE SCHEDULE" shall mean a written disclosure schedule delivered by PBI to WCBI specifically referring to the appropriate section of this Agreement.

      "PBI Stock Benefit Plans" shall mean Provident Bank 2000 Stock Option Plan and Provident Bank 2000 Recognition and Retention Plan.

      "PBI Financial Statements" shall mean the (i) the audited consolidated statements of financial condition (including related notes and schedules) of PBI as of September 30, 2003 and 2002 and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of PBI for each of the three years ended September 30, 2003, 2002 and 2001, as set forth in PBI's annual report on Form 10-K for the year ended September 30, 2003, and (ii) the unaudited interim consolidated financial statements of PBI as of the end of each calendar quarter following September 30, 2003, and for the periods then ended, as filed by PBI in its Securities Documents.

      "PBI Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by PBI or Provident Bank, except any corporation the stock of which is held in the ordinary course of the lending activities of Provident Bank.

      "Pension Plan" shall have the meaning set forth in Section 4.13.2.

      "Person" shall mean any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

      "Proxy Statement-Prospectus" shall have the meaning set forth in Section 8.2.1.

      "Provident Bank" shall mean Provident Bank, a federally chartered stock savings association, with its principal offices located at 400 Rella Boulevard, Montebello, New York 10901, which is a wholly owned subsidiary of PBI.

      "Provident Municipal Bank" shall mean Provident Municipal Bank, a New York chartered limited purpose commercial bank, with its principal offices located at 400 Rella Boulevard, Montebello, New York 10901, which is a wholly owned subsidiary of Provident Bank.

      "Regulatory Agreement" shall have the meaning set forth in Section 4.12.3.

      "Regulatory Approvals" means the approval of any Bank Regulator that is necessary in connection with the consummation of the Merger, the Bank Mergers and the related transactions contemplated by this Agreement.

      "Representative" shall have the meaning set forth in Section 3.2.2.

      "Rights" shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

      "SBA" shall mean the Small Business Administration or any successor thereto.

      "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed pursuant to the Securities Laws.

      "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust

Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "Shortfall Number" shall have the meaning set forth in Section 3.2.5.

      "Significant Subsidiary" shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

      "Stock Consideration" shall have the meaning set forth in Section 3.1.3.

      "Stock Conversion Number" shall have the meaning set forth in Section
3.2.1.

      "Stock Election Shares" shall have the meaning set forth in Section 3.2.1.

      "Stock Election Number" shall have the meaning set forth in Section 3.2.1.

      "Stock Election" shall have the meaning set forth in Section 3.2.2.

      "Surviving Corporation" shall have the meaning set forth in Section 2.1 hereof.

      "TCB" shall mean The Towne Center Bank, the New Jersey chartered stock commercial bank that is a wholly owned subsidiary of WCBI, having its principal offices located at 2 Arnot Avenue, Lodi, New Jersey 07644.

      "Termination Date" shall mean December 31, 2004.

      "Treasury Stock" shall have the meaning set forth in Section 3.1.2.

      "Warwick Commercial Bank" shall mean Warwick Commercial Bank, a New York chartered limited purpose commercial bank, with its principal offices located at 18 Oakland Avenue, Warwick, New York 10990, which is a wholly owned subsidiary of Warwick Savings.

      "Warwick Savings" shall mean The Warwick Savings Bank, a New York chartered stock savings bank, with its principal offices located at 18 Oakland Avenue, Warwick, New York 10990, which is a wholly owned subsidiary of WCBI.

      "Warwick ESOP" shall mean The Warwick Community Bancorp Employee Stock Ownership Plan.

      "WCBI" shall mean Warwick Community Bancorp, Inc., a Delaware corporation, with its principal offices located at 18 Oakland Avenue, Warwick, New York 10990.

      "WCBI Common Stock" shall mean the common stock, par value $0.01 per share, of WCBI.

      "WCBI DISCLOSURE SCHEDULE" shall mean a written disclosure schedule delivered by WCBI to PBI specifically referring to the appropriate section of this Agreement.

      "WCBI Financial Statements" shall mean (i) the audited consolidated statements of financial condition (including related notes and schedules, if any) of WCBI as of December 31, 2003 and 2002 and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of WCBI for each of the three years ended December 31, 2003, 2002 and 2001, as set forth in WCBI's annual report on Form 10-K for the year ended December 31, 2003 and (ii) the unaudited interim consolidated financial statements of WCBI as of the end of each calendar quarter following December 31, 2003 and for the periods then ended, as filed by WCBI in its Securities Documents.

      "WCBI Option" shall mean an option to purchase shares of WCBI Common Stock granted pursuant to the WCBI Stock Option Plan and outstanding as of the date hereof, as set forth in WCBI DISCLOSURE SCHEDULE 4.3.1.

      "WCBI Regulatory Reports" means the Call Reports of Warwick Savings, TCB and Warwick Commercial Bank, and accompanying schedules (other than such schedules as are required to be kept confidential pursuant to applicable law or regulatory requirements), as filed with the FDIC for each calendar quarter beginning with the quarter ended March 31, 2003, through the Closing Date, and all Annual Reports on Form FR Y-6, any Current Report on Form FR Y-6A filed with the FRB by WCBI from December 31, 2002 through the Closing Date.

      "WCBI Rights Agreement" means the Rights Agreement between WCBI and Registrar and Transfer Company, as Rights Agent, dated as of October 17, 2000 relating to WCBI's Series A Junior Participating Preferred Stock.

      "WCBI Stockholders Meeting" shall have the meaning set forth in Section 8.1.1.

      "WCBI Stock Benefit Plans" shall mean the WCBI Stock Option Plan and the WCBI Recognition and Retention Plan, and any and all amendments thereto.

      "WCBI Stock Purchase Rights" means the rights to purchase WCBI's Series A Junior Participating Preferred Stock, par value $0.01 per share, in accordance with the terms of the WCBI Rights Agreement.

      "WCBI Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by WCBI or Warwick Savings, except any corporation the stock of which is held in the ordinary course of the lending activities of Warwick Savings.

      "WSB REIT" shall have the meaning set forth in Section 4.12.4.

      Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II
                                   THE MERGER

      2.1. Merger.

      Subject to the terms and conditions of this Agreement, at the Effective
Time: (a) WCBI shall merge with and into PBI, with PBI as the resulting or surviving corporation (the "Surviving

Corporation"); and (b) the separate existence of WCBI shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of WCBI shall be vested in and assumed by PBI. As part of the Merger, each share of WCBI Common Stock will be converted into the right to receive the Merger Consideration pursuant to the terms of Article III hereof.

      2.2. Closing; Effective Time.

      The Merger shall be effected by the filing of a certificate of merger with the Delaware Office of the Secretary of State on the day of the Closing (the "Closing Date"), in accordance with the DGCL. The "Effective Time" means the date and time upon which the certificate of merger is filed with the Delaware Office of the Secretary of State, or as otherwise stated in the certificate of merger, in accordance with the DGCL.

      2.3. Certificate of Incorporation and Bylaws.

      The Certificate of Incorporation and Bylaws of PBI as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, until thereafter amended as provided therein and by applicable law.

      2.4. Directors and Officers of Surviving Corporation.

      Except as provided in Section 2.5, the directors of PBI immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. Until changed in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, the officers of PBI immediately prior to the Effective Time shall be the initial officers of Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

      2.5. Additional Directors of PBI and Provident Bank.

      Effective as of the Effective Time, the number of persons constituting the Board of Directors of PBI and Provident Bank shall each be increased by two (2) persons, and two (2) persons who are directors of WCBI as of the date of this Agreement and who have been designated by the Board of Directors of PBI shall be appointed and elected to the PBI and Provident Bank Boards (provided that if either or both of the persons designated by PBI declines to serve on the PBI or Provident Bank Board, PBI shall appoint a substitute person from the WCBI board, and provided further that PBI is obligated to substitute an alternative WCBI director only if one or both of PBI's initial two designees declines to serve). PBI shall consult with WCBI regarding the WCBI directors to be designated to serve on the PBI and Provident Bank boards. PBI shall notify in writing the WCBI directors it has selected to serve on the PBI and Provident Bank boards at least thirty days prior to the Closing Date.

      2.6. Effects of the Merger.

      At and after the Effective Time, the Merger shall have the effects as set forth in the DGCL.

      2.7. Tax Consequences.

      It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" as that term is used in Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act would reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Following the Closing, neither PBI nor any of its affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act would reasonably be expected to cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code. PBI and WCBI each hereby agrees to deliver certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable counsel to deliver the legal opinions contemplated by Section 9.1.6, which certificates shall be dated as of the date of such opinions.

      2.8. Possible Alternative Structures.

      Notwithstanding anything to the contrary contained in this Agreement and subject to the satisfaction of the conditions set forth in Article IX, prior to the Effective Time PBI shall be entitled to revise the structure for effecting the Merger described in Section 2.1 hereof or the Bank Mergers including, without limitation, by substituting a wholly owned subsidiary for PBI or Provident Bank, as applicable, provided that (i) any such subsidiary shall become a party to, and shall agree to be bound by, the terms of this Agreement
(ii) there are no adverse Federal or state income tax consequences to WCBI stockholders as a result of the modification; (iii) the consideration to be paid to the holders of WCBI Common Stock under this Agreement is not thereby changed in kind, value or reduced in amount; and (iii) such modification will not delay materially or jeopardize receipt of any required regulatory approvals or other consents and approvals relating to the consummation of the Merger or otherwise cause any condition to Closing set forth in Article IX not to be capable of being fulfilled. The parties hereto agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

      2.9. Additional Actions.

      If, at any time after the Effective Time, PBI shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in PBI its right, title or interest in, to or under any of the rights, properties or assets of WCBI, Warwick Savings, TCB or Warwick Commercial Bank, or (ii) otherwise carry out the purposes of this Agreement, WCBI and its officers and directors shall be deemed to have granted to PBI an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in PBI its right, title or interest in, to or under any of the rights, properties or assets of WCBI or

(b) otherwise carry out the purposes of this Agreement, and the officers and directors of the PBI are authorized in the name of WCBI or otherwise to take any and all such action.

                                  ARTICLE III
                              CONVERSION OF SHARES

      3.1. Conversion of WCBI Common Stock; Merger Consideration.

      At the Effective Time, by virtue of the Merger and without any action on the part of PBI, WCBI or the holders of any of the shares of WCBI Common Stock, the Merger shall be effected in accordance with the following terms:

            3.1.1. Each share of PBI Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding following the Effective Time and shall be unchanged by the Merger.

            3.1.2. All shares of WCBI Common Stock (together with the associated WCBI Stock Purchase Rights) held in the treasury of WCBI and each share of WCBI Common Stock (together with the associated WCBI Stock Purchase Rights) owned by PBI prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted) ("Treasury Stock"), shall, at the Effective Time, cease to exist, and the certificates for such shares shall be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.

            3.1.3. Each share of WCBI Common Stock (together with the associated WCBI Stock Purchase Rights) issued and outstanding immediately prior to the Effective Time (other than Treasury Stock and Dissenting Shares) shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive at the election of the holder thereof as provided in Section 3.2 either (i) $32.26 in cash (the "Cash Consideration");
(ii) 2.7810 shares (the "Exchange Ratio") of PBI Common Stock (the "Stock Consideration"); or (iii) a combination of the Cash Consideration and the Stock Consideration, as provided in Section 3.2 (the "Cash/Stock Consideration"). The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the "Merger Consideration."

            3.1.4. Each outstanding share of WCBI Common Stock (together with the associated WCBI Stock Purchase Rights) the holder of which has perfected his right to dissent under Section 262 the DGCL and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL. WCBI shall give PBI prompt notice upon receipt by WCBI of any such demands for payment of the fair value of such shares of WCBI Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law (any stockholder duly making such demand being hereinafter called a "Dissenting Stockholder"), and PBI shall have the right to participate in all negotiations and proceedings with respect to any such demands. WCBI shall not, except with the prior written consent of PBI, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Stockholder as may be necessary to perfect appraisal rights under the DGCL. Any payments made in respect of Dissenting Shares shall be made by the Surviving Company.

            3.1.5. If any Dissenting Stockholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder's shares of WCBI Common Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment after the Effective Time (or the Election Deadline, as defined below), each share of WCBI Common Stock of such holder shall be treated as a Non-Election Share.

            3.1.6. After the Effective Time, shares of WCBI Common Stock (together with the associated WCBI Stock Purchase Rights) shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter by operation of this section represent only the right to receive the Merger Consideration and any dividends or distributions with respect thereto or any dividends or distributions with a record date prior to the Effective Time that were declared or made by WCBI on such shares of WCBI Common Stock in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.

            3.1.7. In the event PBI changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of PBI Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding PBI Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately and appropriately adjusted; provided, that for the avoidance of doubt the parties acknowledge that the foregoing is not intended to result in any such adjustment as a result of share issuances of PBI Common Stock by PBI under PBI Compensation and Benefit Plans or where such issuance is pursuant to a widely distributed stock offering for fair market value cash consideration.

      3.2. Election Procedures.

            3.2.1. Holders of WCBI Common Stock may elect to receive shares of PBI Common Stock or cash (in either case without interest) in exchange for their shares of WCBI Common Stock in accordance with the following procedures, provided that, in the aggregate, and subject to the provisions of Section 3.2.6, 50% of the total number of shares of WCBI Common Stock issued and outstanding at the Effective Time, including any Dissenting Shares but excluding any Treasury Stock (the "Stock Conversion Number"), shall be converted into the Stock Consideration and the remaining outstanding shares of WCBI Common Stock shall be converted into the Cash Consideration. Shares of WCBI Common Stock as to which a Cash Election (including, pursuant to a Mixed Election) has been made are referred to herein as "Cash Election Shares." Shares of WCBI Common Stock as to which a Stock Election has been made (including, pursuant to a Mixed Election) are referred to as "Stock Election Shares." Shares of WCBI Common Stock as to which no election has been made (or as to which an Election Form is not returned properly completed) are referred to herein as "Non-Election Shares." The aggregate number of shares of WCBI Common Stock with respect to which a Stock Election has been made is referred to herein as the "Stock Election Number." Any Dissenting Shares shall be deemed to be Cash Election Shares, and the holders thereof shall in no event receive consideration comprised of PBI Common Stock with respect to such shares; provided; however, that for purposes of making the proration calculations provided for in this Section 3.2, only Dissenting Shares as existing at the Effective Time shall be deemed Cash Election Shares.

            3.2.2. An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent), in such form as WCBI and PBI shall mutually agree ("Election Form"), shall be mailed no more than 40 business days and no less than 20 business days prior to the anticipated Effective Time or on such earlier date as PBI and WCBI shall mutually agree (the "Mailing Date") to each holder of record of WCBI Common Stock as of five business days prior to the Mailing Date (the "Election Form Record Date"). Each Election Form shall permit such holder, subject to the allocation and election procedures set forth in this
Section 3.2, (i) to elect to receive the Cash Consideration for all of the shares of WCBI Common Stock held by such holder (a "Cash Election"), in accordance with Section 3.1.3, (ii) to elect to receive the Stock Consideration for all of such shares (a "Stock Election"), in accordance with Section 3.1.3,
(iii) elect to receive the Stock Consideration for a part of such holder's WCBI Common Stock and the Cash consideration for the remaining part of such holder's WCBI Common Stock (a "Mixed Election"), or (iv) to indicate that such record holder has no preference as to the receipt of cash or PBI Common Stock for such shares (a "Non-Election"). A holder of record of shares of WCBI Common Stock who holds such shares as nominee, trustee or in another representative capacity (a "Representative") may submit multiple Election Forms, provided that each such Election Form covers all the shares of WCBI Common Stock held by such Representative for a particular beneficial owner. Any shares of WCBI Common Stock with respect to which the holder thereof shall not, as of the Election Deadline, have made an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed Non-Election Shares. All Dissenting Shares shall be deemed shares subject to a Cash Election, and with respect to such shares the holders thereof shall in no event receive consideration comprised of PBI Common Stock, subject to Section 3.1.5 hereof; provided; however, that for purposes of making the proration calculations provided for in this Section 3.2, only Dissenting Shares as existing at the Effective Time shall be deemed Cash Election Shares.

            3.2.3. To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m., New York City time, on the 25th day following the Mailing Date (or such other time and date as PBI and WCBI may mutually agree) (the "Election Deadline"); provided, however, that the Election Deadline may not occur on or after the Closing Date. WCBI shall make available up to two separate Election Forms, or such additional Election Forms as PBI may permit, to all persons who become holders (or beneficial owners) of WCBI Common Stock between the Election Form Record Date and the close of business on the business day prior to the Election Deadline. WCBI shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein. An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of WCBI Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. If an WCBI stockholder either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes its Election Form prior to the Election Deadline (without later submitting a properly completed Election Form prior to the Election Deadline), the shares of WCBI Common Stock held by such stockholder shall be designated as Non-Election Shares. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice of revocation or change is actually received by the Exchange Agent at or prior to the Election Deadline. PBI shall cause the Certificate or Certificates relating to any revoked Election Form to be promptly returned without charge to the person submitting the Election Form to the Exchange Agent. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

            3.2.4. If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and, subject to
Section 3.2.7 hereof, each holder of Stock Election Shares will be entitled to receive the Stock Consideration only with respect to that number of Stock Election Shares held by such holder (rounded to the nearest whole share) equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Cash Consideration.

            3.2.5. If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "Shortfall Number"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

            (A) if the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and, subject to Section 3.2.7 hereof, each holder of Non-Election Shares shall receive the Stock Consideration in respect of that number of Non-Election Shares held by such holder (rounded to the nearest whole share) equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Cash Consideration; or

            (B) if the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and, subject to Section 3.2.7 hereof, each holder of Cash Election Shares shall receive the Stock Consideration in respect of that number of Cash Election Shares held by such holder (rounded to the nearest whole share) equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Cash Consideration.

            3.2.6. Notwithstanding anything in this Article III to the contrary, the number of shares of WCBI Common Stock to be converted into the right to receive the Stock Consideration in the Merger shall not be less than that number which would cause the ratio of (i) the average of the high and low prices of PBI Common Stock on the Closing Date times the aggregate number of shares of PBI Common Stock to be issued as Stock Consideration pursuant to Section 3.1.3, to
(ii) the sum of (A) the amount set forth in the preceding clause (i), (B) the Aggregate Cash Consideration to be issued pursuant to Section 3.1.3, (C) the number of Dissenting Shares times the per share Cash Consideration and (D) any other amounts received by a holder of WCBI stock prior to the Merger, either in a redemption of WCBI stock or in a distribution with respect to WCBI stock (but only to the extent such amount is treated as other property or money received in the exchange for purposes of Code Section 356, or would be so treated if the WCBI shareholder also had received stock of PBI in exchange for stock owned by the shareholder in WCBI) to be 42.5% (if the number of Dissenting Shares is less than 5% of the outstanding shares of WCBI), 43.5% (if the number of Dissenting Shares is 5% or greater, but less than 10% of the outstanding shares of WCBI), or 45% (if the number of Dissenting Shares is 10% or more of the outstanding shares of WCBI). To the extent the application of this Section 3.2.6 results in the number of shares of WCBI Common Stock to be converted into the right to receive the Stock Consideration in the Merger being increased, the number of such shares to be converted into the right to receive the Cash Consideration will be decreased by an equal number of shares. Notwithstanding the foregoing, PBI shall not be obligated to issue more than 7,910,000 shares of PBI Common Stock as Merger Consideration.

            3.2.7. No Fractional Shares. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of PBI Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to PBI Common Stock shall be payable on or with respect to any fractional share interest, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of PBI. In lieu of the issuance of any such fractional share, PBI shall pay to each former holder of WCBI Common Stock who otherwise would be entitled to receive a fractional share of PBI Common Stock, an amount in cash, rounded to the nearest cent and without interest, equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) the average of the daily closing sales prices of a share of PBI Common Stock as reported on the Nasdaq for the five consecutive trading days immediately preceding the Closing Date. For purposes of determining any fractional share interest, all shares of WCBI Common Stock owned by a WCBI stockholder shall be combined so as to calculate the maximum number of whole shares of PBI Common Stock issuable to such WCBI stockholder.

      3.3. Procedures for Exchange of WCBI Common Stock.

            3.3.1. PBI to Make Merger Consideration Available. After the Election Deadline and no later than the Closing Date, PBI shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of WCBI Common Stock, for exchange in accordance with this Section 3.3, certificates representing the shares of PBI Common Stock and an aggregate amount of cash sufficient to pay the aggregate amount of cash payable pursuant to this
Article III (including the estimated amount of cash to be paid in lieu of fractional shares of WCBI Common Stock) (such cash and certificates for shares of PBI Common Stock, together with any dividends or distributions with respect thereto (without any interest thereon) being hereinafter referred to as the "Exchange Fund").

            3.3.2. Exchange of Certificates. PBI shall take all steps necessary to cause the Exchange Agent, within five (5) business days after the Effective Time, to mail to each holder of a Certificate or Certificates who has not previously surrendered such certificates with an Election Form, a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and cash in lieu of fractional shares into which the WCBI Common Stock represented by such Certificates shall have been converted as a result of the Merger if any. The letter of transmittal (which shall be subject to the reasonable approval of WCBI) shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration to which such holder of WCBI common stock shall have become entitled pursuant to
Section 3.1.3 hereof, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any Cash Consideration or any cash payable in lieu of fractional shares or any unpaid dividends and distributions, if any, payable to holders of Certificates.

            3.3.3. Rights of Certificate Holders after the Effective Time. The holder of a Certificate that prior to the Merger represented issued and outstanding WCBI Common Stock (together with the associated WCBI Stock Purchase Rights) shall have no rights, after the Effective Time, with respect to such WCBI Common Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement. No dividends or other distributions declared after the Effective Time with respect to PBI Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 3.3. After the surrender of a Certificate in accordance with this Section 3.3, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of PBI Common Stock represented by such Certificate.

            3.3.4. Surrender by Persons Other than Record Holders. If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such

Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

            3.3.5. Closing of Transfer Books. From and after the Effective Time, there shall be no transfers on the stock transfer books of WCBI of the WCBI Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and canceled as provided in this Section 3.3.

            3.3.6. Return of Exchange Fund. At any time following the six (6) month period after the Effective Time, PBI shall be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund which had been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to PBI (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither PBI nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

            3.3.7. Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as PBI may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

            3.3.8. Withholding. PBI or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of WCBI Common Stock such amounts as PBI (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by PBI or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the WCBI Common Stock in respect of whom such deduction and withholding were made by PBI or the Exchange Agent.

      3.4. Treatment of WCBI Options.

      WCBI DISCLOSURE SCHEDULE 3.4 sets forth all of the outstanding WCBI Options as of the date hereof. At the Effective Time, and pursuant to the terms of the WCBI Option Plan, each WCBI Option that is unexercised and outstanding, whether or not then exercisable, immediately prior thereto shall, by reason of the Merger, be cancelled and converted into the right to receive in cash an amount (subject to required tax withholdings) equal to (i) the excess of (A) the Cash Consideration per share over (B) the exercise price per share of each such WCBI Option multiplied by (ii) the number of shares of WCBI Common Stock subject to the WCBI Option (the "Option Payment"). PBI shall make the Option Payments promptly following the Effective Time (which Option Payments, at the request of PBI, shall be made by WCBI on the Closing Date) and WCBI shall, in accordance with
Section 8.3 of the WCBI Option Plan, give written notice to the each holder of a then outstanding WCBI Option that such holder will receive the payment described herein in exchange for such holders outstanding Options and WCBI shall use its reasonable best efforts to obtain the written acknowledgment of each such holder of the receipt of such notice.. Messrs. Kowal, Gentile and Budich have entered into an agreement as of the date of this Agreement to accept as of the Effective Time the Option Payment in exchange for the cancellation of all WCBI Options held by such persons as of the date hereof.

      3.5. Bank Mergers.

      WCBI and PBI shall use their reasonable best efforts to cause the following transactions to occur as soon as practicable after the Effective Time:
(i) the merger of Warwick Savings with and into Provident Bank, with Provident Bank as the surviving institution, (ii) the merger of TCB with and into Provident Bank, with Provident Bank as the surviving institution, and (iii) the merger of Warwick Commercial Bank with and into Provident Municipal Bank, with Provident Municipal Bank as the surviving institution. In addition, following the execution and delivery of this Agreement: (x) PBI will cause Provident Bank, and WCBI will cause Warwick Savings, to execute and deliver a Plan of Bank Merger substantially in the form attached to this Agreement as Exhibit A; (y) PBI will cause Provident Bank, and WCBI will cause TCB, to execute and deliver a Plan of Bank Merger substantially in the form attached to this Agreement as Exhibit B; and (z) Provident Bank will cause Provident Municipal Bank, and Warwick Savings will cause Warwick Commercial Bank, to execute and deliver a Plan of Bank Merger substantially in the form attached to this Agreement as Exhibit C.

      3.6. Reservation of Shares.

      PBI shall reserve for issuance a sufficient number of shares of the PBI Common Stock for the purpose of issuing shares of PBI Common Stock to the WCBI stockholders in accordance with this Article III.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF WCBI

      WCBI represents and warrants to PBI that the statements contained in this
Article IV are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), subject to the standard set forth in Section 4.1 and except as set forth in the WCBI DISCLOSURE SCHEDULE delivered by WCBI to PBI on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date, which only need be so correct as of such earlier date. WCBI has made a good faith effort to ensure that the disclosure on each schedule of the WCBI DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the WCBI DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule. References to the Knowledge of WCBI shall include the Knowledge of Warwick Savings, TCB and Warwick Community Bank.

      4.1. Standard.

      No representation or warranty of WCBI contained in this Article IV shall be deemed untrue or incorrect, and WCBI shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article IV, has had or is reasonably expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material", "materially", "in all material respects", "Material Adverse Effect" or similar terms or phrases in any such representation or warranty. The foregoing standard shall not apply to representations and warranties contained in Sections 4.2 (other than the last sentence of Sections 4.2.1, 4.2.2 and 4.2.3, and Sections 4.2.6 and 4.2.7), 4.3 (other than the last two sentences of Section 4.3.3), 4.4, 4.13.4, 4.13.6,
4.13.9 and 4.13.11, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects. Provided further, that as to the representations contained in Sections 4.13.4, 4.13.6, 4.13.9, and 4.13.11, if there is a breach that relates to an undisclosed payment, expense accrual or cost in excess of $500,000, such breach shall be considered material.

      4.2. Organization.

            4.2.1. WCBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). WCBI has full corporate power and authority to carry on its business as now conducted. WCBI is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

            4.2.2. Warwick Savings is a New York chartered savings bank duly organized, validly existing and in good standing under the laws of the State of New York. The deposits of Warwick Savings are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by Warwick Savings when due. Warwick Savings is a member in good standing of the FHLB and owns the requisite amount of stock therein.

            4.2.3. TCB is a New Jersey chartered commercial bank duly organized, validly existing and in good standing under the laws of the State of New Jersey. The deposits of TCB are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by TCB when due.

            4.2.4. Warwick Commercial Bank is a commercial bank organized, validly existing and in good standing under the laws of the State of New York. The deposits of Warwick Commercial Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. The business of Warwick Commercial Bank is limited to accepting deposits of public monies.

            4.2.5. WCBI DISCLOSURE SCHEDULE 4.2.5 sets forth each WCBI Subsidiary. Each WCBI Subsidiary is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

            4.2.6. The respective minute books of WCBI, Warwick Savings and each other WCBI Subsidiary accurately records, in all material respects, all material corporate actions of their respective stockholders and boards of directors (including committees).

            4.2.7. Prior to the date of this Agreement, WCBI has made available to PBI true and correct copies of the certificate of incorporation or charter and bylaws of WCBI, Warwick Savings and each other WCBI Subsidiary.

      4.3. Capitalization.

            4.3.1. The authorized capital stock of WCBI consists of 15,000,000 shares of WCBI Common Stock, of which 4,498,724 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 5,000,000 shares of preferred stock, $0.01 par value ("WCBI Preferred Stock"), none of which are outstanding. There are 2,243,741 shares of WCBI Common Stock held by WCBI as treasury stock as of the date hereof. Neither WCBI nor any WCBI Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of WCBI Common Stock, or any other security of WCBI or a WCBI Subsidiary or any securities representing the right to vote, purchase or otherwise receive any shares of WCBI Common Stock or any other security of WCBI or any WCBI Subsidiary, other than: (i) shares issuable under the WCBI Stock Benefit Plans; and (ii) the WCBI Stock Purchase Rights. WCBI DISCLOSURE
SCHEDULE 4.3.1 sets forth: the name of each holder of an award granted under any WCBI Stock Benefit Plan, identifying the nature of the award; as to options to purchase WCBI Common Stock, the number of shares each such individual may acquire pursuant to the exercise of such options, the grant, vesting and expiration dates, and the exercise price relating to the options held; and the names of each holder of an outstanding restricted stock award, the number of shares subject to each award, and the grant and vesting dates.

            4.3.2. WCBI owns all of the capital stock of Warwick Savings and TCB, other than director qualifying shares in TCB, free and clear of any lien or encumbrance. Warwick Savings owns all of the capital stock of Warwick Commercial Bank, free and clear of any lien or encumbrance. Except for the WCBI Subsidiaries and as set forth in WCBI DISCLOSURE

SCHEDULE 4.3.2, WCBI does not possess, directly or indirectly, any material equity interest in any corporate entity, except for equity interests held in the investment portfolios of WCBI or any WCBI Subsidiary (which as to any one issuer, do not exceed 5% of such issuer's outstanding equity securities), equity interests held by WCBI Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of WCBI Subsidiaries, including stock in the FHLB. Either WCBI or Warwick Savings owns all of the outstanding shares of capital stock of each WCBI Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature, except that, in the case of the WSB REIT, Warwick Savings owns 100% of the common securities and less than 100% of the preferred securities.

            4.3.3. WCBI owns all of the capital stock of Hardenburgh Abstract Company ("HAC"), free and clear of any lien or encumbrance. HAC has all insurance carrier agreements (or group of related agreements - the "Insurance Agreements") necessary for the conduct of the insurance business as presently operated by it, and has an errors and omissions insurance policy in an amount and having such coverage as is reasonably appropriate in connection with the operation of its business as presently conducted. The errors and omissions policy is in full force and effect, and HAC is in compliance in all material respects with the Insurance Agreements.

            4.3.4. To WCBI's Knowledge, other than the Warwick ESOP and except as set forth on WCBI DISCLOSURE SCHEDULE 4.3.4, as of the date hereof no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of WCBI Common Stock.

            4.3.5. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which WCBI's stockholders may vote has been issued by WCBI and are outstanding.

      4.4. Authority; No Violation.

            4.4.1. WCBI has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Regulatory Approvals described in Section 8.3 and the approval of this Agreement by WCBI's stockholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by WCBI and the completion by WCBI of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of WCBI. This Agreement has been duly and validly executed and delivered by WCBI, and subject to approval by the stockholders of WCBI and receipt of the Regulatory Approvals and due and valid execution and delivery of this Agreement by PBI, constitutes the valid and binding obligation of WCBI, enforceable against WCBI in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

            4.4.2. Subject to compliance by PBI with the terms and conditions of this Agreement, (A) the execution and delivery of this Agreement by WCBI, (B) subject to receipt of Regulatory Approvals, and WCBI's and PBI's compliance with any conditions contained therein, and subject to the receipt of the approval of the stockholders of WCBI, the consummation of the transactions contemplated hereby, and (C) compliance by WCBI with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of WCBI or any WCBI Subsidiary or the Certificate of Incorporation and Bylaws of Warwick Savings; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to WCBI or any WCBI Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of WCBI or Warwick Savings under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which WCBI or Warwick Savings is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on WCBI and the WCBI Subsidiaries taken as a whole.

      4.5. Consents.

      Except for (a) the receipt of the Regulatory Approvals and compliance with any conditions contained therein, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (c) the filing with the SEC of (i) the Merger Registration Statement and (ii) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (d) approval of the listing of PBI Common Stock to be issued in the Merger on the Nasdaq, (e) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of PBI Common Stock pursuant to this Agreement, and (f) the approval of this Agreement by the requisite vote of the stockholders of WCBI, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, to WCBI's Knowledge, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with
(a) the execution and delivery of this Agreement by WCBI, and the completion by WCBI of the Merger or (b) the execution and delivery of the Plans of Bank Merger and the completion of the Bank Mergers. WCBI has no reason to believe that (i) any required Regulatory Approvals or other required consents or approvals will not be received or will include the imposition of any condition or requirement that could reasonably be expected to result in a Material Adverse Effect on PBI and its Subsidiaries, taken as a whole, or that (ii) any public body or authority having jurisdiction over the affairs of WCBI or its subsidiaries, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

      4.6. Financial Statements.

            4.6.1. WCBI has previously made available to PBI the WCBI Regulatory Reports filed prior to the date hereof. The WCBI Regulatory Reports have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present in all material respects, the consolidated financial position, results of operations and changes in shareholders' equity of WCBI as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

            4.6.2. WCBI has previously made available to PBI the WCBI Financial Statements covering periods ended prior to the date hereof. Except as disclosed in WCBI DISCLOSURE SCHEDULE 4.6, the WCBI Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of WCBI and the WCBI Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

            4.6.3. Except as disclosed in WCBI DISCLOSURE SCHEDULE 4.6, at the date of each balance sheet included in the WCBI Financial Statements or in the WCBI Regulatory Reports, WCBI did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such WCBI Financial Statements or in the WCBI Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

      4.7. Taxes.

      Except as set forth in WCBI DISCLOSURE SCHEDULE 4.7, WCBI and the WCBI Subsidiaries that are at least 80 percent owned by WCBI are members of the same affiliated group within the meaning of Code Section 1504(a). WCBI has duly filed all federal, state and material local tax returns required to be filed by or with respect to WCBI and each Subsidiary of WCBI, taking into account any extensions (all such returns, to WCBI's Knowledge, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from WCBI and any Subsidiary of WCBI by any taxing authority or pursuant to any written tax sharing agreement other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. Except as set forth in WCBI DISCLOSURE SCHEDULE 4.7, as of the date of this Agreement, WCBI has received no written notice of, and to WCBI's Knowledge there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of WCBI or any of its Subsidiaries, and no claim has been made by any taxing authority in a jurisdiction where WCBI or any of its Subsidiaries do not file tax returns that WCBI or any such Subsidiary is subject to taxation in that jurisdiction. Except as set forth in WCBI DISCLOSURE SCHEDULE 4.7, WCBI and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. WCBI and each of its Subsidiaries has timely withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and WCBI and each of its Subsidiaries, to WCBI's Knowledge, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

      4.8. No Material Adverse Effect.

      WCBI and the WCBI Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 2003 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on WCBI and the WCBI Subsidiaries, taken as a whole.

      4.9. Material Contracts; Leases; Defaults.

            4.9.1. Except as set forth in WCBI DISCLOSURE SCHEDULE 4.9.1, neither WCBI nor any WCBI Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract with any past or present officer, director or employee of WCBI or any WCBI Subsidiary, except for "at will" arrangements; (ii) any plan or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of WCBI or any WCBI Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of WCBI or any WCBI Subsidiary; (iv) any agreement which by its terms limits or affects the payment of dividends by WCBI or any WCBI Subsidiary; (v) any instrument evidencing or related to indebtedness for borrowed money in excess of $100,000, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which WCBI or any WCBI Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, FHLB advances with a term to maturity not in excess of one year, repurchase agreements, bankers' acceptances, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other material non-customary restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to PBI or any PBI Subsidiary; (vi) any other agreement, written or oral, which is not terminable without cause on 60 days' notice or less without material penalty or payment, or that obligates WCBI or any WCBI Subsidiary for the payment of more than $50,000 annually or for the payment of more than $150,000 over its remaining term; or (vii) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by WCBI or any WCBI Subsidiary (it being understood that any non-compete or similar provision shall be deemed material).

            4.9.2. Each real estate lease that will require the consent of the lessor or its agent as a result of the Merger or the Bank Mergers by virtue of the terms of any such lease, is listed in WCBI DISCLOSURE SCHEDULE 4.9.2 identifying the section of the lease that contains such prohibition or restriction. Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, to its Knowledge, neither WCBI nor any WCBI Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

            4.9.3. True and correct copies of agreements, contracts, arrangements and instruments referred to in Section 4.9.1 and 4.9.2 have been made available to PBI on or before the date hereof, are listed on WCBI DISCLOSURE SCHEDULE 4.9.1 and are in full force and effect on the date hereof. Except as set forth in WCBI DISCLOSURE SCHEDULE 4.9.3, no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which WCBI or any WCBI Subsidiary is a party or under which WCBI or any WCBI Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in WCBI DISCLOSURE SCHEDULE 4.9.3, no such agreement, plan, contract, or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of WCBI or any WCBI Subsidiary or upon the occurrence of a subsequent event; or (y) requires WCBI or any WCBI Subsidiary to provide a benefit in the form of WCBI Common Stock or determined by reference to the value of WCBI Common Stock.

      4.10. Ownership of Property; Insurance Coverage.

            4.10.1. Except as set forth in WCBI DISCLOSURE SCHEDULE 4.10, WCBI and each WCBI Subsidiary has good and, as to real property, marketable title to all material assets and properties owned by WCBI or each WCBI Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheet contained in the most recent WCBI Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, reverse repurchase agreements or any transaction by a WCBI Subsidiary acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. WCBI and the WCBI Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by WCBI and the WCBI Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in the notes to the WCBI Financial Statements.

            4.10.2. With respect to all material agreements pursuant to which WCBI or any WCBI Subsidiary has purchased securities subject to an agreement to resell, if any, WCBI or such WCBI Subsidiary, as the case may be, has a lien or security interest (which to WCBI's Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

            4.10.3. WCBI, Warwick Savings, TCB and Warwick Commercial Bank, and each other Significant Subsidiary of WCBI currently maintain insurance considered by each of them to be reasonable for their respective operations. Neither WCBI, Warwick Savings, TCB nor Warwick Commercial Bank, nor any other Significant Subsidiary of WCBI, has received notice from any insurance carrier on or before the date hereof that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by WCBI, Warwick Savings, TCB and Warwick Commercial Bank, or any other Significant Subsidiary of WCBI under such policies. All such insurance is valid and enforceable and in full force and effect (other than insurance that expires in accordance with its terms), and within the last three years WCBI, Warwick Savings, TCB and Warwick Commercial Bank, and each other Significant Subsidiary of WCBI has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. WCBI DISCLOSURE SCHEDULE 4.10.3 identifies all policies of insurance maintained by WCBI, Warwick Savings, TCB and Warwick Commercial Bank and each other Significant Subsidiary of WCBI as well as the other matters required to be disclosed under this Section.

      4.11. Legal Proceedings.

      Except as set forth in WCBI DISCLOSURE SCHEDULE 4.11, neither WCBI nor any WCBI Subsidiary is a party to any, and there are no pending or, to WCBI's Knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature, (i) against WCBI or any WCBI Subsidiary, (ii) to which WCBI or any WCBI Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which would reasonably be expected to adversely affect the ability of WCBI to perform under this Agreement, except for any proceeding, claim, action, investigation or inquiry which, if adversely determined, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

      4.12. Compliance With Applicable Law.

            4.12.1. To WCBI's Knowledge, each of WCBI and each WCBI Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (the "USA Patriot Act") of 2001, the Equal Credit Opportunity Act, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Fair Credit Reporting Act, the Fair Debt collections Act, the Fair Housing Act, the Community Reinvestment Act of 1977 ("CRA"), the Home Mortgage Disclosure Act, and all other laws regulating the operations a financial institution, and neither WCBI nor any WCBI Subsidiary has received any written notice to the contrary.

            4.12.2. Each of WCBI and each WCBI Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of WCBI, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the approvals set forth in Section 8.3.

            4.12.3. For the period beginning January 1, 2001, neither WCBI nor any WCBI Subsidiary has received any written notification or, to WCBI's Knowledge, any other communication from any Bank Regulator (i) asserting that WCBI or any WCBI Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to WCBI or any WCBI Subsidiary; (iii) requiring or threatening to require WCBI or any WCBI Subsidiary, or indicating that WCBI or any WCBI Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of WCBI or any WCBI Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any material manner the operations of WCBI or any WCBI Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither WCBI nor any WCBI Subsidiary has consented to or entered into any Regulatory Agreement that is currently in effect. The most recent regulatory rating given to Warwick Savings as to compliance with the CRA is satisfactory or better.

            4.12.4. WSB Funding Corp., (the "WSB REIT") (A) was established in 1999 as a "real estate investment trust" as defined in Section 856(a) of the Code, (B) has met at all times since January 1999 the requirements of Section 857(a) of the Code, (C) has not relied at any time since January 1999 on Section 856(c)(6) of the Code, (D) has not had at any time since January 1999 any "net income derived from prohibited transactions" within the meaning of Section 857(b)(6) of the Code and (E) has not issued any stock or securities as part of a multiple party financing transaction described in IRS Notice 97-21, 1997-11 I.R.B. 2, or Treasury Regulations Section 1.7701(1)-3.

      4.13. Employee Benefit Plans.

            4.13.1. WCBI DISCLOSURE SCHEDULE 4.13.1 includes a list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans, fringe benefit plans, employment, severance and change in control agreements and all other material benefit practices, policies and arrangements maintained by WCBI or any WCBI Subsidiary in which any employee or former employee, consultant or former consultant or director or former director of WCBI or any WCBI Subsidiary participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (the "Compensation and Benefit Plans"). Except as set forth in WCBI DISCLOSURE SCHEDULE 4.13.1, neither WCBI nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to materially modify, change or renew any existing Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof, WCBI has made available to PBI true and correct copies of the Compensation and Benefit Plans.

            4.13.2. Except as disclosed in WCBI DISCLOSURE SCHEDULE 4.13.2, each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, the Health Insurance Portability and Accountability Act and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or prototype plan letter from the IRS, and WCBI is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of WCBI, threatened action, suit or claim relating to any of the Compensation and Benefit Plans (other than routine claims for benefits). Neither WCBI nor any WCBI Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject WCBI or any WCBI Subsidiary to an unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

            4.13.3. Except as set forth in WCBI DISCLOSURE SCHEDULE 4.13.3, no liability, other than PBGC premiums arising in the ordinary course of business, has been or is expected by WCBI or any of its Subsidiaries to be incurred with respect to any WCBI Compensation and Benefit Plan which is a defined benefit plan subject to Title IV of ERISA ("WCBI Defined Benefit Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by WCBI or any entity which is considered one employer with WCBI under Section 4001(b)(1) of ERISA or Section 414 of the Code (an "ERISA Affiliate") (such plan hereinafter referred to as an "ERISA Affiliate Plan"). Except as set forth in WCBI DISCLOSURE SCHEDULE 4.13.3, no WCBI Defined Benefit Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof. Except as set forth in WCBI DISCLOSURE SCHEDULE 4.13.3, the fair market value of the assets of each WCBI Defined Benefit Plan exceeds the present value of the benefits guaranteed under
Section 4022 of ERISA under such WCBI Defined Benefit Plan as of the end of the most recent plan year with respect to the respective WCBI Defined Benefit Plan ending prior to the date hereof for which WCBI has completed actuarial reports, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such WCBI Defined Benefit Plan as of the date hereof; there is not currently pending with the PBGC any filings with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made (other than as might be required with respect to this Agreement and transactions contemplated thereby). Neither WCBI nor any ERISA Affiliate has contributed to any "multi-employer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980. Except as set forth in WCBI DISCLOSURE SCHEDULE 4.13.3, neither WCBI nor any of its Subsidiaries has provided, or is required to provide, security to any WCBI Defined Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code or has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA. Except as set forth in WCBI DISCLOSURE
SCHEDULE 4.13.3. neither WCBI nor any ERISA Affiliate nor any WCBI Compensation and Benefit Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which any of the aforesaid persons or entities would reasonably be expected to be subject to either a civil liability or penalty pursuant to Section 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Chapter 43 of the Code. To the Knowledge of WCBI, and except as set forth in WCBI DISCLOSURE SCHEDULE 4.13.3, there is no pending investigation or enforcement action by any Bank Regulator with respect to any Compensation and Benefit Plan or any ERISA Affiliate Plan.

            4.13.4. Except as disclosed in WCBI DISCLOSURE SCHEDULE 4.13.4, there are no stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock, outstanding under any of the Compensation and Benefit Plans or otherwise as of the date hereof and none will be granted, awarded, or credited after the date hereof.

            4.13.5. Except as set forth in WCBI DISCLOSURE SCHEDULE 4.13.5, all material contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which WCBI or any WCBI Subsidiary is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued on WCBI's consolidated financial statements to the extent required by GAAP. WCBI and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Compensation and Benefit Plan for financial reporting purposes to the extent required by GAAP.

            4.13.6. Except as set forth in WCBI DISCLOSURE SCHEDULE 4.13.6, neither WCBI nor any WCBI Subsidiary has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. Except as set forth in WCBI DISCLOSURE SCHEDULE 4.13.6, there has been no communication to employees by WCBI or any WCBI Subsidiary that would reasonably be expected to preclude WCBI (or PBI as successor to WCBI) from amending or terminating any obligations to its employees or former employees with respect to retiree health, life insurance, disability insurance, or other retiree death benefits.

            4.13.7. Except as set forth in WCBI DISCLOSURE SCHEDULE 4.13.7, WCBI and its Subsidiaries do not maintain any Compensation and Benefit Plans covering employees who are not United States residents.

            4.13.8. Except as set forth in WCBI DISCLOSURE SCHEDULE 4.13.8, with respect to each Compensation and Benefit Plan, if applicable, WCBI has provided or made available to PBI copies of the: (A) trust instruments and insurance contracts; (B) two most recent Forms 5500 filed with the IRS; (C) two most recent actuarial report and financial statement; (D) most recent summary plan description; (E) most recent determination letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS within the last two years; and (G) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests), if applicable.

            4.13.9. Except as disclosed in WCBI DISCLOSURE SCHEDULE 4.13.9, the consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

            4.13.10. Except as disclosed in WCBI DISCLOSURE SCHEDULE 4.13.10, neither WCBI nor any WCBI Subsidiary maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

            4.13.11. Except as set forth in WCBI DISCLOSURE SCHEDULE 4.13.11, the consummation of the Merger and/or the Bank Mergers will not, directly or indirectly (including without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time), entitle any current or former employee, director or independent contractor of WCBI or any WCBI Subsidiary to any actual or deemed payment (or benefit) which would reasonably be expected to constitute a "parachute payment" (as such term is defined in Section 280G of the Code).

      4.14. Brokers, Finders and Financial Advisors.

      Neither WCBI nor any WCBI Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement except for the retention of Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") by WCBI and the fee payable pursuant thereto. A true and correct copy of the engagement agreement with Sandler O'Neill, setting forth the fee payable to Sandler O'Neill for its services rendered to WCBI in connection with the Merger and transactions contemplated by this Agreement, is attached to WCBI DISCLOSURE SCHEDULE 4.14.

      4.15. Environmental Matters.

            4.15.1. Except as may be set forth in WCBI DISCLOSURE SCHEDULE 4.15, with respect to WCBI and each WCBI Subsidiary:

                  (A) Each of WCBI and the WCBI Subsidiaries and, to WCBI's Knowledge; the Participation Facilities and the Loan Properties are, and have been, in substantial compliance with, and are not liable under, any Environmental Laws;

                  (B) WCBI has received no written notice that there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to WCBI's Knowledge, no such action is threatened, before any court, governmental agency or other forum against it or any of the WCBI Subsidiaries or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of the WCBI Subsidiaries or any Participation Facility;

                  (C) WCBI has received no written notice that there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to WCBI's Knowledge no such action is threatened, before any court, governmental agency or other forum relating to or against any Loan Property (or WCBI or any of the WCBI Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

                  (D) To WCBI's Knowledge, the properties currently owned or operated by WCBI or any WCBI Subsidiary (including, without limitation, soil, groundwater or surface water on, or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern other than as permitted under applicable Environmental Law;

                  (E) Neither WCBI nor any WCBI Subsidiary has received any written notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                  (F) To WCBI's Knowledge, there are no underground storage tanks on, in or under any properties owned or operated by WCBI or any of the WCBI Subsidiaries or any Participation Facility, and to WCBI's Knowledge, no underground storage tanks have been closed or removed from any properties owned or operated by WCBI or any of the WCBI Subsidiaries or any Participation Facility; and

                  (G) To WCBI's Knowledge, during the period of (s) WCBI's or any of the WCBI Subsidiaries' ownership or operation of any of their respective current properties or (t) WCBI's or any of the WCBI Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Materials of Environmental Concerns in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws. To WCBI's Knowledge, prior to the period of (x) WCBI's or any of the WCBI Subsidiaries' ownership or operation of any of their respective current properties or (y) WCBI's or any of the WCBI Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws.

                  (H) Neither WCBI nor any other WCBI Subsidiary has conducted any environmental studies during the past ten years (other than Phase I studies which did not indicate any contamination of the environment by Materials of Environmental Concern) with respect to any properties owned or leased by it or any of its Subsidiaries, or with respect to any Loan Property or any Participation Facility.

            4.15.2. "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property. "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

      4.16. Loan Portfolio.

            4.16.1. The allowance for loan losses reflected in the notes to WCBI's audited consolidated statement of financial condition at December 31, 2002 was, and the allowance for loan losses shown in the notes to the unaudited consolidated financial statements in WCBI's Securities Documents for periods ending after December 31, 2002 were, or will be, adequate, as of the dates thereof, under GAAP.

            4.16.2. WCBI DISCLOSURE SCHEDULE 4.16.2 sets forth a listing, as of February 29, 2004, by account, of: (A) all loans (including loan participations) of WCBI or any other WCBI Subsidiary that have been accelerated during the past twelve months; (B) all loan commitments or lines of credit of WCBI or any other WCBI Subsidiary which have been terminated by WCBI or any other WCBI Subsidiary during the past twelve months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (C) all loans, lines of credit and loan commitments as to which WCBI or any other WCBI Subsidiary has given written notice of its intent to terminate during the past twelve months; (D) with respect to all commercial loans (including commercial real estate loans), all notification letters and other written communications from WCBI or any other WCBI Subsidiary to any of their respective borrowers, customers or other parties during the past twelve months wherein WCBI or any other WCBI Subsidiary has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (E) each borrower, customer or other party which has notified Warwick Savings, TCB or any other WCBI Subsidiary during the past twelve months of, or has asserted against Warwick Savings, TCB or any other WCBI Subsidiary, in each case in writing, any "lender liability" or similar claim, and, to the knowledge of WCBI or any WCBI Subsidiary, each borrower, customer or other party which has given Warwick Savings, TCB or any other WCBI Subsidiary any oral notification of, or orally asserted to or against Warwick Savings, TCB or any other WCBI Subsidiary, any such claim; and (F) all loans, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of February 29, 2004 are classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith; and (G) all other assets classified by Warwick Savings, TCB or any other WCBI Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. DISCLOSURE SCHEDULE 4.16.2 may exclude any individual loan with a principal outstanding balance of less than $50,000, provided that DISCLOSURE
SCHEDULE 4.16.2 includes, for each category described, the aggregate amount of individual loans with a principal outstanding balance of less than $50,000 that has been excluded.

            4.16.3. All loans receivable (including discounts) and accrued interest entered on the books of WCBI and the WCBI Subsidiaries arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of WCBI's or the appropriate WCBI Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be, except as set forth in WCBI DISCLOSURE
SCHEDULE 4.16.3. To the Knowledge of WCBI, the loans, discounts and the accrued interest reflected on the books of WCBI and the WCBI Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. Except as set forth in WCBI DISCLOSURE SCHEDULE 4.16.3, all such loans are owned by WCBI or the appropriate WCBI Subsidiary free and clear of any liens.

            4.16.4. The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

            4.16.5. Warwick Savings has a valid, properly perfected first lien on the leases and automobiles securing the automobile loans included in the consumer loan portfolio as set forth in Note 5 to the financial statements included in WCBI's annual report on Form 10-K for the year ended December 31, 2003 and as set forth in WCBI DISCLOSURE SCHEDULE 4.16.5 (the "Auto Loan Portfolio").

      4.17. Securities Documents.

      WCBI has made available to PBI copies of its (i) annual reports on Form 10-K for the years ended December 31, 2003, 2002 and 2001, (ii) quarterly report on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2003, and (iii) proxy materials used or for use in connection with its meetings of stockholders held in 2003, 2002 and 2001. Such reports and proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.

      4.18. Related Party Transactions.

      Except as described in WCBI's proxy statement (the "WCBI Proxy Statement") filed with the SEC on April 4, 2003 and distributed in connection with its annual meeting of stockholders held on May 6, 2003 (which has previously been made available to PBI), or as set forth in WCBI DISCLOSURE SCHEDULE 4.18, neither WCBI nor any WCBI Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of WCBI or any WCBI Subsidiary. Except as described in the WCBI Proxy Statement, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of WCBI or any WCBI Subsidiary is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended except for rate modifications pursuant to Warwick Savings' loan modification policy that is applicable to all Persons. Neither WCBI nor any WCBI Subsidiary has been notified that principal or interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by WCBI is inappropriate.

      4.19. Deposits.

      None of the deposits of any WCBI Subsidiary is a "brokered deposit" as defined in 12 C.F.R. Section 337.6(a)(2).

      4.20. Antitakeover Provisions Inapplicable; Required Vote.

      The Board of Directors of WCBI has, to the extent such statute is applicable, taken all action (including appropriate approvals of the Board of Directors of WCBI) necessary to exempt PBI, the Merger, this Agreement and the transactions contemplated hereby from Section 203 of the DGCL. The affirmative vote of a majority of the issued and outstanding shares of WCBI Common Stock is required to approve this Agreement and the Merger under WCBI's certificate of incorporation (and no greater voting requirement is applicable by reason of Article EIGHT of the Certificate of Incorporation) and the DGCL. The Board of Directors of WCBI has taken such action as is necessary to render the WCBI Stock Purchase Rights under the WCBI Rights Agreement inapplicable to the Merger and the Bank Mergers and other transactions contemplated by this Agreement. In particular and without limitation, pursuant to Section 29 of the WCBI Rights Agreement, the Board of Directors of WCBI has determined that PBI is not an "Acquiring Person" and will not be an "Acquiring Person" upon consummation of the Merger.

      4.21. Registration Obligations.

      Neither WCBI nor any WCBI Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

      4.22. Risk Management Instruments.

      All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for WCBI's own account, or for the account of one or more of WCBI's Subsidiaries or their customers (all of which are set forth in WCBI DISCLOSURE
SCHEDULE 4.22), were in all material respects entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of WCBI and each WCBI Subsidiary, with counterparties believed to be financially responsible at the time; and to WCBI's and each WCBI Subsidiary's Knowledge each of them constitutes the valid and legally binding obligation of WCBI or such WCBI Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither WCBI nor any WCBI Subsidiary, nor, to the Knowledge of WCBI, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

      4.23. Fairness Opinion.

      WCBI has received an opinion from Sandler O'Neill to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof, the Merger Consideration to be received by the stockholders of WCBI pursuant to this Agreement is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

      4.24. Intellectual Property.

      WCBI and each WCBI Subsidiary owns or, to WCBI's Knowledge, possesses valid and binding licenses and other rights (subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in their business, each without payment, and neither WCBI nor any WCBI Subsidiary has received any notice of conflict with respect thereto that asserts the rights of others. WCBI and each Significant Subsidiary of WCBI have performed all the obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing. To the Knowledge of WCBI, the conduct of the business of WCBI and each WCBI Subsidiary as currently conducted or proposed to be conducted does not, in any respect, infringe upon, dilute, misappropriate or otherwise violate any intellectual property owned or controlled by any third party.

      4.25. Trust Accounts.

      Neither WCBI, nor any WCBI Subsidiary conducts any trust business.

      4.26. Labor Matters.

      There are no labor or collective bargaining agreements to which WCBI or any WCBI Subsidiary is a party. To the knowledge of WCBI, there is no union organizing effort pending or threatened against WCBI or any WCBI Subsidiary. There is no labor strike, labor dispute (other than routine employee grievances that are not related to union employees), work slowdown, stoppage or lockout pending or, to the knowledge of WCBI, threatened against WCBI or any WCBI Subsidiary. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of WCBI, threatened against WCBI or any WCBI Subsidiary (other than routine employee grievances that are not related to union employees). WCBI and each WCBI Subsidiary is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice.

      4.27. WCBI Information Supplied

      The information relating to WCBI and any WCBI Subsidiary to be contained in the Merger Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Merger Registration Statement will comply with the provisions of the Exchange Act and the rules and regulations thereunder and the provisions of the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by WCBI with respect to statements made or incorporated by reference therein based on information supplied by PBI specifically for inclusion or incorporation by reference in the Merger Registration Statement.

                                   ARTICLE V
                      REPRESENTATIONS AND WARRANTIES OF PBI

      PBI represents and warrants to WCBI that the statements contained in this
Article V are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), subject to the standard set forth in Section 5.1 and except as set forth in the PBI DISCLOSURE SCHEDULE delivered by PBI to WCBI on the date hereof, and except to any representation of warranty which specifically relates to an earlier date, which only need be so correct as of such earlier date. PBI has made a good faith effort to ensure that the disclosure on each schedule of the PBI DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the PBI DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule. References to the Knowledge of PBI shall include the Knowledge of Provident Bank.

      5.1. Standard.

      No representation or warranty of PBI contained in this Article V shall be deemed untrue or incorrect, and PBI shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article V, has had or is reasonably expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material", "materially", "in all material respects", "Material Adverse Effect" or similar terms or phrases in any such representation or warranty. The foregoing standard shall not apply to representations and warranties contained in Sections 5.2(other than the last sentence of Sections 5.2.1 and 5.2.2), 5.3 and 5.4, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects.

      5.2. Organization.

            5.2.1. PBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a savings and loan holding company under the HOLA. PBI has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

            5.2.2. Provident Bank is a savings association duly organized, validly existing and in good standing under federal law. The deposits of Provident Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Provident Bank is a member in good standing of the FHLB and owns the requisite amount of stock therein.

            5.2.3. Provident Municipal Bank is a commercial bank organized, validly existing and in good standing under the laws of the State of New York. The deposits of Provident Municipal Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

            5.2.4. PBI DISCLOSURE SCHEDULE 5.2.4 sets forth each PBI Subsidiary. Each PBI Subsidiary (other than Provident Bank) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

            5.2.5. The respective minute books of PBI and each PBI Subsidiary accurately records, in all material respects, all material corporate actions of their respective stockholders and boards of directors (including committees).

            5.2.6. Prior to the date of this Agreement, PBI has made available to WCBI true and correct copies of the certificate of incorporation or charter and bylaws of PBI and Provident Bank and the PBI Subsidiaries.

      5.3. Capitalization.

            5.3.1. The authorized capital stock of PBI consists of 75,000,000 shares of PBI Common Stock, of which 39,616,761 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 10,000,000 shares of preferred stock, $0.01 par value ("PBI Preferred Stock"), none of which are outstanding. There are no shares of PBI Common Stock held by PBI as treasury stock. Neither PBI nor any PBI Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of PBI Common Stock, or any other security of PBI or any securities representing the right to vote, purchase or otherwise receive any shares of PBI Common Stock or any other security of PBI, other than shares issuable under the PBI Stock Benefit Plans.

            5.3.2. PBI owns all of the capital stock of Provident Bank free and clear of any lien or encumbrance. Either PBI or Provident Bank owns all of the outstanding shares of capital stock of each PBI Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature, except that in the case of Provident REIT, Inc., Provident Bank owns 100% of the common stock and less than 100% of the preferred stock.

            5.3.3. Except as set forth in PBI DISCLOSURE SCHEDULE 5.3.3, to the Knowledge of PBI, no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of PBI Common Stock.

            5.3.4. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which PBI's stockholders may vote has been issued by PBI and are outstanding.

      5.4. Authority; No Violation.

            5.4.1. PBI has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the required Regulatory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by PBI and the completion by PBI of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of PBI, and no other corporate proceedings on the part of PBI are necessary to complete the transactions contemplated hereby, up to and including the Merger. This Agreement has been duly and validly executed and delivered by PBI, and subject to the receipt of the Regulatory Approvals described in Section 8.3 hereof and approval by the stockholders of WCBI and due and valid execution and delivery of this Agreement by WCBI, constitutes the valid and binding obligations of PBI, enforceable against PBI in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

            5.4.2. (A) The execution and delivery of this Agreement by PBI, (B) subject to receipt of the Regulatory Approvals, and compliance by WCBI and PBI with any conditions contained therein, and subject to the receipt of the approval of the stockholders of WCBI, the consummation of the transactions contemplated hereby, and (C) compliance by PBI with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of PBI or any PBI Subsidiary or the charter and bylaws of Provident Bank; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to PBI or any PBI Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of PBI, Provident Bank or any PBI Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which any of them is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on PBI and the PBI Subsidiaries taken as a whole.

      5.5. Consents.

      Except for the receipt of the Regulatory Approvals and compliance with any conditions contained therein, and the approval of this Agreement by the requisite vote of the stockholders of WCBI, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, to the Knowledge of PBI, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (a) the execution and delivery of this Agreement by PBI and the completion by PBI of the Merger or (b) the execution and delivery of the Plans of Bank Merger and the completion of the Bank Mergers. PBI has no reason to believe that (i) any Regulatory Approvals or other required consents or approvals will not be received or will include the imposition of any condition or requirement that could reasonably be expected by PBI to result in a Material Adverse Effect on PBI and its Subsidiaries, taken as a whole, or that (ii) any public body or authority having jurisdiction over affairs of PBI, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

      5.6. Financial Statements.

            5.6.1. PBI has previously made available to WCBI the PBI Financial Statements covering periods ended prior to the date hereof. The PBI Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of PBI and the PBI Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

            5.6.2. At the date of each balance sheet included in the PBI Financial Statements, PBI did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such PBI Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

      5.7. Taxes.

      PBI and the PBI Subsidiaries that are at least 80 percent owned by PBI are members of the same affiliated group within the meaning of Code Section 1504(a). PBI has duly filed all federal, state and material local tax returns required to be filed by or with respect to PBI and each Subsidiary of PBI, taking into account any extensions (all such returns, to the Knowledge of PBI, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from PBI and any Subsidiary of PBI by any taxing authority or pursuant to any written tax sharing agreement other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. As of the date of this Agreement, PBI has received no notice of, and to the Knowledge of PBI, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of PBI or any of its Subsidiaries, and no claim has been made by any taxing authority in a jurisdiction where PBI or any of its Subsidiaries do not file tax returns that PBI or any such Subsidiary is subject to taxation in that jurisdiction. Except as set forth in PBI DISCLOSURE SCHEDULE 5.7, PBI and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. PBI and each of its Subsidiaries has timely withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and PBI and each of its Subsidiaries, to the Knowledge of PBI, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

      5.8. No Material Adverse Effect.

      Except as disclosed in PBI's Securities Documents filed on or prior to the date hereof, PBI and the PBI Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since September 30, 2003 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on PBI and the PBI Subsidiaries, taken as a whole.

      5.9. Ownership of Property; Insurance Coverage.

            5.9.1. PBI and each Significant Subsidiary of PBI has good and, as to real property, marketable title to all material assets and properties owned by PBI or each Significant Subsidiary of PBI in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the PBI Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, or any transaction by a Significant Subsidiary of PBI acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. PBI and the Significant Subsidiaries of PBI, as lessee, have the right under valid and subsisting leases of real and personal properties used by PBI and the Significant Subsidiaries of PBI in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.

            5.9.2. PBI and each Significant Subsidiary of PBI currently maintain insurance considered by PBI to be reasonable for their respective operations. Neither PBI nor any Significant Subsidiary of PBI has received notice from any insurance carrier on or before the date hereof that such insurance will be canceled or that coverage thereunder will be reduced or eliminated. All such insurance is valid and enforceable and in full force and effect (other than insurance that expires in accordance with its terms), and within the last three years PBI and each Significant Subsidiary of PBI has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies except as disclosed in PBI DISCLOSURE SCHEDULE 5.9.2.

      5.10. Legal Proceedings.

      Except as disclosed in PBI DISCLOSURE SCHEDULE 5.10, neither PBI nor any PBI Subsidiary is a party to any, and there are no pending or, to the Knowledge of PBI, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against PBI or any PBI Subsidiary, (ii) to which PBI or any PBI Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which would reasonably be expected to adversely affect the ability of PBI to perform under this Agreement, except for any proceeding, claim, action, investigation or inquiry which, if adversely determined, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

      5.11. Compliance With Applicable Law.

            5.11.1. To the Knowledge of PBI, each of PBI and each PBI Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the USA Patriot Act, the Equal Credit Opportunity Act, the Fair Housing Act, the CRA, the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither PBI nor any PBI Subsidiary has received any written notice to the contrary.

            5.11.2. Each of PBI and each PBI Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of PBI, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the approvals set forth in Section 8.3.

            5.11.3. For the period beginning January 1, 2001, and except as set forth in PBI DISCLOSURE SCHEDULE 5.11.3, neither PBI nor any PBI Subsidiary has received any written notification or, to the Knowledge of PBI, any other communication from any Bank Regulator (i) asserting that PBI or any PBI Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to PBI or any PBI Subsidiary; (iii) requiring or threatening to require PBI or any PBI Subsidiary, or indicating that PBI or any PBI Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of PBI or any PBI Subsidiary, including without limitation any restriction on the payment of dividends; or
(iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of PBI or any PBI Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither PBI nor any PBI Subsidiary has consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory rating given to Provident Bank as to compliance with the CRA is satisfactory or better.

            5.11.4. Provident REIT, Inc. (the "PBI REIT") (A) was established in 1999 as a "real estate investment trust" as defined in Section 856(a) of the Code, (B) has met at all times since January 1999 the requirements of Section 857(a) of the Code, (C) has not relied at any time since January 1999 on Section 856(c)(6) of the Code, (D) has not had at any time since January 1999 any "net income derived from prohibited transactions" within the meaning of Section 857(b)(6) of the Code and (E) has not issued any stock or securities as part of a multiple party financing transaction described in IRS Notice 97-21, 1997-11 I.R.B. 2, or Treasury Regulations Section 1.7701(1)-3.

      5.12. Employee Benefit Plans.

            5.12.1. PBI DISCLOSURE SCHEDULE 5.12.1 includes a list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans, fringe benefit plans, employment, severance and change in control agreements and all other benefit practices, policies and arrangements maintained by PBI or any PBI Subsidiary and in which employees in general may participate (the "PBI Compensation and Benefit Plans"). Each PBI Compensation and Benefit Plan has been administered in form and in operation, in all material respects with its terms and all applicable requirements of law and no notice has been issued by any Governmental Authority questioning or challenging such compliance. With respect to each of the PBI Compensation and Benefit Plans, if applicable, PBI has provided or made available to WCBI copies of the most recent summary plan description (or other such summary of the terms of the plan).

            5.12.2. To the Knowledge of PBI and except as disclosed in PBI DISCLOSURE SCHEDULE 5.12.2, each PBI Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, the Health Insurance Portability and Accountability Act and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each PBI Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received or has requested and expects to receive a favorable determination letter or prototype plan letter from the IRS, and PBI is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of PBI, threatened action, suit or claim relating to any of the PBI Compensation and Benefit Plans (other than routine claims for benefits). Neither PBI nor any PBI Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject PBI or any PBI Subsidiary to an unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

            5.12.3. No liability, other than PBGC premiums arising in the ordinary course of business, has been or is expected by PBI or any of its Subsidiaries to be incurred with respect to any PBI Compensation and Benefit Plan which is a defined benefit plan subject to Title IV of ERISA ("PBI Defined Benefit Plan"), or with respect to any "single-employer plan" (as defined in
Section 4001(a) of ERISA) currently or formerly maintained by PBI or any entity which is considered one employer with PBI under Section 4001(b)(1) of ERISA or
Section 414 of the Code (an "ERISA Affiliate") (such plan hereinafter referred to as an "ERISA Affiliate Plan"). No PBI Defined Benefit Plan is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA. To the Knowledge of PBI, except as set forth in PBI DISCLOSURE SCHEDULE 5.12.3, no PBI Defined Benefit Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof. Except as set forth in PBI DISCLOSURE SCHEDULE 5.12.3, the fair market value of the assets of each PBI Defined Benefit Plan exceeds the present value of the benefits guaranteed under
Section 4022 of ERISA under such PBI Defined Benefit Plan as of the end of the most recent plan year with respect to the respective PBI Defined Benefit Plan ending prior to the date hereof for which PBI has completed actuarial reports, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such PBI Defined Benefit Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any PBI Defined Benefit Plan within the 12-month period ending on the date hereof. Neither PBI nor any ERISA Affiliate has contributed to any "multi-employer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980. Neither PBI nor any of its Subsidiaries has provided, or is required to provide, security to any PBI Defined Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code or has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result in the imposition of a lien under
Section 412(n) of the Code or pursuant to ERISA. Neither PBI, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after January 1, 1998. To the Knowledge of PBI, there is no pending investigation or enforcement action by any Bank Regulator with respect to any PBI Compensation and Benefit Plan or any ERISA Affiliate Plan.

            5.12.4. All material contributions required to be made under the terms of any PBI Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which PBI or any PBI Subsidiary is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued on PBI's consolidated financial statements to the extent required by GAAP. PBI and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable PBI Compensation and Benefit Plan for financial reporting purposes to the extent required by GAAP.

            5.12.5. Except as set forth in PBI DISCLOSURE SCHEDULE 5.12.5, neither PBI nor any PBI Subsidiary has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code.

      5.13. Environmental Matters.

            5.13.1. To the Knowledge of PBI, neither the conduct nor operation of their business nor any condition of any property currently or previously owned or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a lien, results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon PBI or any of PBI Subsidiary. To the Knowledge of PBI, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to PBI or any PBI Subsidiary by reason of any Environmental Laws. Neither PBI nor any PBI Subsidiary has received any written notice from any Person that PBI or any PBI Subsidiary or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them are currently in violation of or otherwise are alleged to have financial exposure under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon PBI or any PBI Subsidiary.

            5.13.2. There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the PBI's Knowledge, threatened, before any court, governmental agency or other forum against PBI or any PBI Subsidiary (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by any of the PBI.

      5.14. Loan Portfolio.

            5.14.1. The allowance for loan losses reflected in PBI's audited consolidated statement of condition at September 30, 2003 was, and the allowance for loan losses shown on the balance sheets in PBI's Securities Documents for periods ending after September 30, 2003 were or will be, adequate, as of the dates thereof, under GAAP.

            5.14.2. PBI DISCLOSURE SCHEDULE 5.14.2 sets forth a listing, as of the most recently available date, all loans of PBI and any PBI Subsidiary (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith; and all assets classified by PBI or any PBI Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. DISCLOSURE SCHEDULE 5.14.2 may exclude any individual loan with a principal outstanding balance of less than $100,000.

            5.14.3. All loans receivable (including discounts) and accrued interest entered on the books of PBI and each PBI Subsidiary arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be.

            5.14.4. The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

      5.15. Securities Documents.

      PBI has made available to WCBI copies of its (i) annual report on Form 10-K for the year ended September 30, 2003, (ii) quarterly report on Form 10-Q for the quarter ended December 31, 2003 and (iii) proxy materials used or for use in connection with its meeting of stockholders held in 2003. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.

      5.16. Deposits.

      None of the deposits of any PBI Subsidiary is a "brokered deposit" as defined in 12 C.F.R. Section 337.6(a)(2).

      5.17. Antitakeover Provisions Inapplicable.

      The transactions contemplated by this Agreement are not subject to the requirements of any "moratorium," "control share," "fair price," "affiliate transactions," "business combination" or other antitakeover laws and regulations of any state, including the provisions of Section 203 of the DGCL applicable to PBI or any PBI Subsidiary.

      5.18. Risk Management Instruments.

      All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for PBI's own account, or for the account of one or more of PBI's Subsidiaries or their customers, were in all material respects entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of PBI and each PBI Subsidiary, with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of PBI or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither PBI nor any PBI Subsidiary, nor to the Knowledge of PBI any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

      5.19. Brokers, Finders and Financial Advisors.

      Neither PBI nor any PBI Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, except for the retention of RP Financial, LC. and Ryan Beck & Co. by PBI and the fee payable pursuant thereto.

      5.20. PBI Common Stock

      The shares of PBI Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

      5.21. Material Contracts; Leases, Defaults.

      Neither PBI nor any PBI Subsidiary is a party to or subject to: (i) any collective bargaining agreement with any labor union relating to employees of PBI or any PBI Subsidiary; nor (ii) any agreement which by its terms limits the payment of dividends by PBI or any PBI Subsidiary.

      5.22. PBI Information Supplied.

      The information relating to PBI and any PBI Subsidiary to be contained in the Merger Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Merger Registration Statement will comply with the provisions of the Exchange Act and the rules and regulations thereunder and the provisions of the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by PBI with respect to statements made or incorporated by reference therein based on information supplied by WCBI specifically for inclusion or incorporation by reference in the Merger Registration Statement.

                                   ARTICLE VI
                                COVENANTS OF WCBI

      6.1. Conduct of Business.

            6.1.1. Affirmative Covenants. During the period from the date of this Agreement to the Effective Time, except with the written consent of PBI, which consent will not be unreasonably withheld, WCBI will, and it will cause each WCBI Subsidiary to: operate its business only in the usual, regular and ordinary course of business; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action which would: (i) adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain the Regulatory Approvals, or (ii) adversely affect its ability to perform its covenants and agreements under this Agreement.

            6.1.2. Negative Covenants. WCBI agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement, set forth in WCBI DISCLOSURE SCHEDULE 6.1.2, or consented to by PBI in writing (which consent shall not be unreasonably withheld), it will not, and it will cause each of the WCBI Subsidiaries not to:

                  (A) change or waive any provision of its Certificate of Incorporation, Charter or Bylaws, except as required by law;

                  (B) change the number of authorized or issued shares of its capital stock, issue any shares of WCBI Common Stock that are held as Treasury Shares as of the date of this Agreement, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under the WCBI Stock Benefit Plans, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that (i) WCBI may issue shares of WCBI Common Stock upon the valid exercise, in accordance with the information set forth in WCBI DISCLOSURE SCHEDULE 4.3.1, of presently outstanding WCBI Options issued under the WCBI Stock Benefit Plans, (ii) in consultation with PBI, and to the extent practicable prior to the Effective Time and permitted under applicable law, WCBI shall re-purchase (in the open market) a number of shares of WCBI Common Stock (x) equal to the number of shares of WCBI Common Stock issued pursuant to the valid exercise of WCBI Options as permitted in (i) above, and
(y) for the payment of the annual retainer of any non-employee director of WCBI and Warwick Savings which is required to be paid quarterly in shares of WCBI Common Stock, (iii) WCBI may continue to pay its regular quarterly cash dividend of $0.15 per share with payment and record dates consistent with past practice (provided the declaration of the last quarterly dividend by WCBI prior to the Effective Time and the payment thereof shall be coordinated with PBI so that holders of WCBI Common Stock do not receive dividends on both WCBI Common Stock and PBI Common Stock received in the Merger in respect of such quarter or fail to receive a dividend on at least one of the WCBI Common Stock or PBI Common Stock received in the Merger in respect of such quarter), (iv) any WCBI Subsidiary may pay dividends to its parent company (as permitted under applicable law or regulations), and the WSB REIT may continue to pay dividends on the shares of preferred stock and common stock issued and outstanding as of the date hereof, at the rate in effect as of the date hereof and at such times consistent with past practice; and (v) a special cash dividend on WCBI Common Stock in accordance with the terms of Schedule 6.1.2(B).

                  (C) enter into, amend in any material respect or terminate any material contract or agreement (including without limitation any settlement agreement with respect to litigation) except in the ordinary course of business;

                  (D) other than as set forth in WCBI DISCLOSURE SCHEDULE 6.1.2(D), make application for the opening or closing of any, or open or close any, branch or automated banking facility;

                  (E) grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except (i) as may be required pursuant to commitments existing on the date hereof and set forth on WCBI DISCLOSURE SCHEDULES 4.9.1 and 4.13.1 or as required pursuant to Section 7.8 of this Agreement, (ii) as to non-management employees, merit pay increases in the ordinary course of business consistent with past practices, (iii) with respect to severance or termination pay or benefits, pursuant to terminations of employment in the ordinary course of business consistent with past practice and (iv) as otherwise contemplated by this Agreement. Neither WCBI nor any WCBI Subsidiary shall hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $50,000, provided that a WCBI Subsidiary may hire at-will, non-officer employees to fill vacancies that may from time to time arise in the ordinary course of business. In addition, WCBI may agree to pay employees of WCBI or any WCBI Subsidiary, who are identified by WCBI and agreed to by PBI, a retention bonus in an individual amount to be agreed to by the parties and in an aggregate amount not to exceed $125,000.

                  (F) enter into or, except as may be required by law, materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice, except (i) as may be required by applicable law, (ii) pursuant to commitments in effect as of the date hereof as set forth in WCBI DISCLOSURE
SCHEDULE 6.12(F) or (iii) as otherwise contemplated by this Agreement;

                  (G) merge or consolidate WCBI or any WCBI Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of WCBI or any WCBI Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other Person other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between WCBI, or any WCBI Subsidiary, and any other Person; enter into a purchase and assumption transaction with respect to deposits and liabilities; incur deposit liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice; permit the revocation or surrender by any WCBI Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

                  (H) except as permitted by Section 6.12(B) sell or otherwise dispose of the capital stock of WCBI or sell or otherwise dispose of any asset of WCBI or of any WCBI Subsidiary other than in the ordinary course of business consistent with past practice; except for transactions with the FHLB, subject any asset of WCBI or of any WCBI Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, including pledges in connection with acceptance of governmental deposits, and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

                  (I) take any action which would be reasonably expected to result in any of the representations and warranties of WCBI set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in
Article IX hereof not being satisfied, except in each case as may be required by applicable law;

                  (J) change its method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Bank Regulator responsible for regulating WCBI or Warwick Savings or regulatory accounting principles;

                  (K) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which WCBI or any WCBI Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

                  (L) purchase any equity securities, or purchase any securities other than securities (i) rated "A" or higher by either Standard & Poor's Ratings Services or Moody's Investors Service, (ii) having a face amount of not more than $5,000,000, (iii) with a weighted average life of not more than five years and (iv) otherwise in the ordinary course of business consistent with past practice;

                  (M) except as specifically provided below, and except for commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed on the WCBI DISCLOSURE SCHEDULE 6.1.2(M), and the renewal of existing lines of credit, make any new loan or other credit facility commitment (including without limitation, loan participations, lines of credit and letters of credit) to any borrower or group of affiliated borrowers in excess of $500,000 in the aggregate for unsecured loans and $1,500,000 in the aggregate for secured loans. In addition, the following require the prior consent of PBI: a residential loan of $400,000 or greater (except for residential loans sold as to which there is an agreement to sell on a non-recourse basis); an unsecured loan of $350,000 or greater; a secured commercial business loan of $750,000 or greater; and a commercial real estate loan of $2,500,000 or greater; or purchase, invest in or originate any finance lease or any loan secured by a lease of personal property;

                  (N) except as set forth on the WCBI DISCLOSURE SCHEDULE 6.1.2(N), enter into, renew, extend or modify any other transaction (other than a deposit transaction) with any Affiliate;

                  (O) enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                  (P) except for the execution of this Agreement, and actions taken or which will be taken in accordance with this Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

                  (Q) make any change in policies in existence on the date of this Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other material banking policies in any material respect except as may be required by changes in applicable law or regulations, GAAP or regulatory accounting principles or by a Bank Regulator;

                  (R) except for the execution of this Agreement, and the transactions contemplated therein, take any action that would give rise to an acceleration of the right to payment to any individual under any WCBI Compensation and Benefit Plan;

                  (S) except as set forth in WCBI DISCLOSURE SCHEDULE 6.1.2(S), make any capital expenditures in excess of $50,000 individually or $100,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

                  (T) except as set forth in WCBI DISCLOSURE SCHEDULE 6.1.2(T), purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

                  (U) sell any participation interest in any loan (other than sales of loans secured by one- to four-family real estate that are consistent with past practice) unless Provident Bank has been given the first opportunity and a reasonable time to purchase any loan participation being sold;

                  (V) undertake or enter into any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by WCBI or any WCBI Subsidiary of more than $100,000 annually, or containing any financial commitment extending beyond 12 months from the date hereof;

                  (W) pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $50,000 individually or $100,000 in the aggregate, and that does not create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings;

                  (X) foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of a Materials of Environmental Concern;

                  (Y) purchase or sell any mortgage loan servicing rights other than in the ordinary course of business consistent with past practice;

                  (Z) issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation) without prior consultation with PBI and, to the extent relating to post-Closing employment, benefit or compensation information without the prior consent of PBI (which shall not be unreasonably withheld) or issue any broadly distributed communication of a general nature to customers without the prior approval of PBI (which shall not be unreasonably withheld), except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated hereby; or

                  (AA) agree to do any of the foregoing.

      6.2. Current Information.

            6.2.1. During the period from the date of this Agreement to the Effective Time, WCBI will cause one or more of its representatives to confer with representatives of PBI and report the general status of its ongoing operations at such times as PBI may reasonably request. WCBI will promptly notify PBI of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving WCBI or any WCBI Subsidiary. Without limiting the foregoing, senior officers of PBI and WCBI shall meet on a reasonably regular basis (expected to be at least monthly) to review the financial and operational affairs of WCBI and its Subsidiaries, in accordance with applicable law, and WCBI shall give due consideration to PBI's input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, neither PBI nor any PBI Subsidiary shall under any circumstance be permitted to exercise control of WCBI or any WCBI Subsidiary prior to the Effective Time.

            6.2.2. Warwick Savings and Provident Bank shall meet on a regular basis to discuss and plan for the conversion of data processing and related electronic informational systems of Warwick Savings, TCB and Warwick Commercial Bank to those used by Provident Bank and Provident Municipal Bank, which planning shall include, but not be limited to, discussion of the possible termination by Warwick Savings, TCB and Warwick Commercial Bank of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by Warwick Savings, TCB and Warwick Commercial Bank in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that neither Warwick Savings, TCB nor Warwick Commercial Bank shall be obligated to take any such action prior to the Effective Time and, unless Warwick Savings, TCB and Warwick Commercial Bank otherwise agrees and provided it is permitted by applicable law, no conversion shall take place prior to the Effective Time. In the event that Warwick Savings, TCB and Warwick Commercial Bank take, at the request of Provident Bank, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees or charges, Provident Bank shall indemnify Warwick Savings, TCB and Warwick Commercial Bank for any such fees and charges, and the costs of reversing the conversion process, if for any reason the Merger is not consummated for any reason other than a breach of this Agreement by WCBI, or a termination of this Agreement under Section 11.1.8 or 11.1.9.

            6.2.3. WCBI shall provide PBI, within fifteen (15) business days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this subsection, means (i) loans that are "troubled debt restructuring" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due) as of the end of such month and (iv) and impaired loans. On a monthly basis, WCBI shall provide PBI with a schedule of all loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan.

            6.2.4. WCBI shall promptly inform PBI upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of WCBI or any WCBI Subsidiary under any labor or employment law.

      6.3. Access to Properties and Records.

      Subject to Section 12.1 hereof, WCBI shall permit PBI reasonable access upon reasonable notice to its properties and those of the WCBI Subsidiaries, and shall disclose and make available to PBI during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter WCBI reasonably determines should be treated as confidential) and stockholders' meetings, organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which PBI may have a reasonable interest; provided, however, that WCBI shall not be required to take any action that would provide access to or to disclose information where such access or disclosure, in WCBI's reasonable judgment, would interfere with the normal conduct of WCBI's business or would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel or contravene any applicable law. WCBI shall provide and shall request its auditors to provide PBI with such historical financial information regarding it (and related audit reports and consents) as PBI may reasonably request for Securities Law disclosure purposes. PBI shall use commercially reasonable efforts to minimize any interference with WCBI's regular business operations during any such access to WCBI's property, books and records. WCBI and each WCBI Subsidiary shall permit PBI, at its expense, to cause a "phase I environmental audit" and a "phase II environmental audit" to be performed at any physical location owned or, to the extent permitted under the applicable lease agreement, occupied by WCBI or any WCBI Subsidiary.

      6.4. Financial and Other Statements.

            6.4.1. Promptly upon receipt thereof, WCBI will furnish to PBI copies of each annual, interim or special audit of the books of WCBI and the WCBI Subsidiaries made by its independent accountants and copies of all internal control reports submitted to WCBI by such accountants in connection with each annual, interim or special audit of the books of WCBI and the WCBI Subsidiaries made by such accountants.

            6.4.2. As soon as reasonably available, but in no event later than five business days after such documents are filed with the SEC, WCBI will deliver to PBI the Securities Documents filed by it with the SEC under the Securities Laws other than those Securities Documents that are available publicly through the SEC's EDGAR data base. Within 25 days after the end of each month, WCBI will deliver to PBI a consolidated balance sheet and a consolidated statement of operations, without related notes, for such month prepared in accordance with current financial reporting practices, as well as a month-end and year to date comparison to budget.

            6.4.3. With reasonable promptness, WCBI will furnish to PBI such additional financial data that WCBI possesses and as PBI may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

      6.5. Maintenance of Insurance.

      WCBI shall use commercially reasonable efforts to maintain, and to cause the WCBI Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business, with such coverage and in such amounts not less than that currently maintained by WCBI and the WCBI Subsidiaries and set forth in WCBI DISCLOSURE SCHEDULE 4.10.3. WCBI will promptly inform PBI if WCBI or any WCBI Subsidiary receives notice from an insurance carrier that (i) an insurance policy will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to any policy of insurance will be substantially increased.

      6.6. Disclosure Supplements.

      From time to time prior to the Effective Time, WCBI will promptly supplement or amend the WCBI DISCLOSURE SCHEDULE delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such WCBI DISCLOSURE SCHEDULE or which is necessary to correct any information in such WCBI DISCLOSURE SCHEDULE which has been rendered materially inaccurate thereby. No supplement or amendment to such WCBI DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX. Notwithstanding anything to the contrary contained herein, no failure to provide any such supplement or amendment to the WCBI DISCLOSURE SCHEDULE shall constitute the failure of any condition set forth in Article IX to be satisfied unless the underlying breach or inaccuracy would individually or collectively result in the failure of a condition set forth in Article IX to be satisfied.

      6.7. Consents and Approvals of Third Parties.

      WCBI and Warwick Savings shall use all commercially reasonable efforts, and shall cause each WCBI Subsidiary to use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other persons necessary or desirable for the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, WCBI shall utilize the services of a professional proxy soliciting firm to provide assistance in obtaining the stockholder vote required to be obtained by it hereunder.

      6.8. All Reasonable Efforts.

      Subject to the terms and conditions herein provided, WCBI agrees to use, and agrees to cause Warwick Savings to use, all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Prior to the Effective Time, the Board of Directors of WCBI will amend the WCBI Rights Agreement to provide for its termination effective upon the Effective Time.

      6.9. Failure to Fulfill Conditions.

      In the event that WCBI or Warwick Savings determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify PBI.

      6.10. No Solicitation.

      From and after the date hereof until the termination of this Agreement, neither WCBI, nor any WCBI Subsidiary, nor any of their respective officers, directors, employees, representatives, agents and affiliates (including, without limitation, any investment banker, attorney or accountant retained by WCBI or any of the WCBI Subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, or employees or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its Subsidiaries to take any such action, and WCBI shall notify PBI orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its Subsidiaries or any such officer, director or employee, or, to WCBI's Knowledge, investment banker, financial advisor, attorney, accountant or other representative of WCBI may receive relating to any of such matters, provided, however, that nothing contained in this Section 6.10 shall prohibit the Board of Directors of WCBI from (i) complying with its disclosure obligations under federal or state law; or (ii) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal, if, and only to the extent that, (A) the Board of Directors of WCBI determines in good faith (after consultation with its financial and legal advisors), taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal, that such proposal, if consummated, is reasonably likely to result in a transaction more favorable to WCBI's stockholders from a financial point of view than the Merger;
(B) the Board of Directors of WCBI determines in good faith (after consultation with its financial and legal advisors) that the failure to furnish information to or enter into discussions with such Person would likely cause the Board of Directors to breach its fiduciary duties to stockholders under applicable law; (C) such Acquisition Proposal was not solicited by WCBI and did not otherwise result from a breach of this Section 6.10 by WCBI (such proposal that satisfies clauses (A), (B) and (C) being referred to herein as a "Superior Proposal"); (D) WCBI promptly notifies PBI of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with WCBI or any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers, and receives from such Person an executed confidentiality agreement in form and substance identical in all material respects to the confidentiality agreements that WCBI and PBI entered into; and (E) the WCBI Stockholders Meeting has not occurred. For purposes of this Agreement, "Acquisition Proposal" shall mean any proposal or offer as to any of the following (other than the transactions contemplated hereunder) involving WCBI or any of its Subsidiaries:
(i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of WCBI and the WCBI Subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of WCBI or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

      6.11. Reserves and Merger-Related Costs.

      WCBI agrees to consult with PBI with respect to its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves). PBI and WCBI shall also consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby and shall take such charges as PBI shall reasonably request, provided that no such actions need be effected until PBI shall have irrevocably certified to WCBI that all conditions set forth in Article IX to the obligation of any PBI to consummate the transactions contemplated hereby (other than the delivery of certificates to PBI by officers of the WCBI) have been satisfied or, where legally permissible, waived.

      6.12. Board of Directors and Committee Meetings.

      WCBI and the WCBI Subsidiaries shall permit representatives (no more than two (2)) of PBI to attend any meeting of their Board of Directors and of the Loan and Executive Committees thereof as an observer (the "Observer"), provided that neither WCBI nor any WCBI Subsidiary shall be required to permit the Observer to remain present during any confidential discussion of this Agreement and the transactions contemplated hereby or any third party proposal to acquire control of WCBI or during any other matter that the respective Board of Directors has been advised of by counsel that such attendance by the Observer may violate a confidentiality obligation or fiduciary duty or any legal, regulatory or Nasdaq requirements.


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

                                   ARTICLE VII
                                COVENANTS OF PBI

      7.1. Conduct of Business.

      During the period from the date of this Agreement to the Effective Time, except with the written consent of WCBI, which consent will not be unreasonably withheld, PBI will, and it will cause each PBI Subsidiary to: conduct its business only in the usual, regular and ordinary course consistent with past practices; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action that would: (i) adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain such approvals; (ii) adversely affect its ability to perform its covenants and agreements under this Agreement; (iii) result in the representations and warranties contained in Article V of this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date or in any of the conditions set forth in Article IX hereof not being satisfied; (iv) change or waive any provision of its Certificate of Incorporation or Charter, except as required by law; (v) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Bank Regulator responsible for regulating PBI or Provident Bank or regulatory accounting principles; or (vi) declare, set aside or pay any extraordinary dividend or other distribution in respect of its capital stock.

      7.2. Current Information and Consultation.

      During the period from the date of this Agreement to the Effective Time, PBI will cause one or more of its representatives to confer with representatives of WCBI and report the general status of its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby, at such times as WCBI may reasonably request. PBI will promptly notify WCBI, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving PBI and any PBI Subsidiary. PBI will consult with WCBI in advance with respect to any proposed material change in the business or operations of PBI and with respect to any material strategic activities of PBI. PBI shall be reasonably responsive to requests by WCBI for access to such information and personnel regarding PBI and its Subsidiaries as may be reasonably necessary for WCBI to confirm that the representations and warranties of PBI contained herein are true and correct and that the covenants of PBI contained herein have been performed in all material respects; provided, however, that PBI shall not be required to take any action that would provide access to or to disclose information where such access or disclosure, in PBI's reasonable judgment, would interfere with the normal conduct of PBI's business or would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel.

      7.3. Financial and Other Statements.

      As soon as reasonably available, but in no event later than the date such documents are filed with the SEC, PBI will deliver to WCBI the Securities Documents filed by it with the SEC


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

under the Securities Laws other than those Securities Documents that are available publicly though the SEC's EDGAR data base. PBI will advise WCBI promptly of the receipt of any examination report of any Bank Regulator with respect to the condition or activities of PBI or any of the PBI Subsidiaries.

      7.4. Disclosure Supplements.

      From time to time prior to the Effective Time, PBI will promptly supplement or amend the PBI DISCLOSURE SCHEDULE delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such PBI DISCLOSURE SCHEDULE or which is necessary to correct any information in such PBI DISCLOSURE SCHEDULE which has been rendered inaccurate thereby. No supplement or amendment to such PBI DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX. Notwithstanding anything to the contrary contained herein, no failure to provide any such supplement or amendment to the PBI DISCLOSURE SCHEDULE shall constitute the failure of any condition set forth in Article IX to be satisfied unless the underlying breach or inaccuracy would individually or collectively result in the failure of a condition set forth in Article IX to be satisfied.

      7.5. Consents and Approvals of Third Parties.

      PBI and Provident Bank shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other Persons necessary or desirable for the consummation of the transactions contemplated by this Agreement.

      7.6. All Reasonable Efforts.

      Subject to the terms and conditions herein provided, PBI agrees to use and agrees to cause Provident Bank to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

      7.7. Failure to Fulfill Conditions.

      In the event that PBI determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify WCBI.

      7.8. Employee Benefits.

            7.8.1. PBI agrees that it will honor all Compensation and Benefit Plans in accordance with their terms as in effect immediately before the Effective Time, subject to any amendment or termination thereof that may be permitted by such terms. Following the Effective Time, PBI shall provide Continuing Employees (as defined below in Section 7.8.8) with compensation and benefits that are, in the aggregate, substantially similar to the compensation and benefits provided to similarly situated PBI employees (as of the date any such compensation or benefit is provided). All WCBI Employees who become participants in an PBI Compensation


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

and Benefit Plan shall, for purposes of determining eligibility for and for any applicable vesting periods of such employee benefits only (and not for benefit accrual purposes) be given credit for service as an employee of WCBI or any WCBI Subsidiary or any predecessor thereto prior to the Effective Time, provided, however, that credit for prior service shall not be given under the PBI ESOP, under the PBI retiree health plan, or to the extent that providing such credit would result in a duplication of benefits; and provided further, that credit for prior service with WCBI or a WCBI Subsidiary shall also be given for benefit accrual purposes under any vacation policy or plan of PBI or under any severance compensation plan for employees that PBI has or may adopt in the future. This Agreement shall not be construed to limit the ability of PBI or Provident Bank to terminate the employment of any employee or to review employee benefits programs from time to time and to make such changes as they deem appropriate, subject to the terms and conditions of such programs.

            7.8.2. Subject to the occurrence of the Effective Time, the Warwick ESOP shall be terminated immediately prior to and effective as of the Effective Time (all shares held by the ESOP shall be converted into the right to receive the Merger Consideration, as elected by the ESOP participants), all outstanding Warwick ESOP indebtedness shall be repaid, and the balance of the shares and any other assets remaining in the Loan Suspense Account (as such term is defined in the Warwick ESOP) shall be allocated and distributed to Warwick ESOP participants (subject to the receipt of a favorable determination letter from the IRS), as provided for in the Warwick ESOP and unless otherwise required by applicable law. Prior to the Effective Time, WCBI, and following the Effective Time, PBI shall use their respective best efforts in good faith to obtain such favorable determination letter (including, but not limited to, making such changes to the ESOP and the proposed allocations as may be requested by the IRS as a condition to its issuance of a favorable determination letter). WCBI and following the Effective Time, PBI, will adopt such amendments to the Warwick ESOP as may be reasonably required by the IRS as a condition to granting such favorable determination letter on termination. Prior to or as of the Effective Time, PBI shall take all action necessary (including the amendment of PBI's 401(k) Plan) to permit participants in the Warwick ESOP who are Continuing Employees to roll any eligible rollover distributions from the Warwick ESOP into PBI's 401(k) Plan. Neither WCBI, nor following the Effective Time, PBI shall make any distribution from the Warwick ESOP except as may be required by applicable law until receipt of such favorable determination letter. In the case of a conflict between the terms of this Section and the terms of the Warwick ESOP, the terms of the Warwick ESOP shall control, however, in the event of any such conflict, WCBI before the Merger, and PBI, after the Merger, shall use their best efforts to cause the ESOP to be amended to conform to the requirements of this Section.

            7.8.3. WCBI shall cause Warwick Savings to amend the Benefit Restoration Plan of Warwick Savings ("BRP") prior to the Effective Time to cause the benefits payable to participants (other than former participants who are receiving distributions under the BRP at the time of execution of this Agreement) therein (or in the case of the benefits payable under Section 3.1(b), the actuarial equivalent present value of such benefit as determined in accordance with the BRP) to be paid in a lump sum distribution immediately prior to the Effective Time and to cause the BRP to terminate upon the payment of such amounts, provided, however, that benefits payable to former participants shall continue to be paid in accordance with the existing distribution schedule). WCBI shall use its best efforts to cause the participants receiving


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

payments thereunder to execute acknowledgments that the amounts paid thereunder are in full satisfaction of their claims to benefits under the BRP.

            7.8.4. .Effective upon the execution of this Agreement, or as promptly thereafter as is practicable, WCBI shall take such action as is necessary to cause the WCBI and Warwick Savings Voluntary Retainer Stock and Deferred Compensation Plan for Directors ("Deferred Compensation Plan") to be amended so that (i) each Stock Unit credited to a director's Stock Unit Account under the Deferred Compensation Plan shall be converted, at the Effective Time, into a number of full and partial Cash Units under the director's Cash Unit Account equal to the Cash Consideration. Prior to the Effective Time, WCBI and Warwick Savings shall take such action as is necessary to terminate the Deferred Compensation Plan and to distribute the amounts held thereunder in a lump sum payment to the directors participating therein.

            7.8.5. Prior to the Effective Time, WCBI shall accelerate the vesting of any outstanding shares of restricted stock awarded under the WCBI Recognition and Retention Plan ("WCBI RRP") so that such shares shall vest and be distributed from the trust established to hold such shares immediately prior to the Effective Time. Prior to the Effective Time, any shares held by the trust under the WCBI RRP which were not awarded to eligible employees, eligible directors or eligible directors emeritus prior to the execution of this Agreement, shall be cancelled and the WCBI RRP shall be terminated, effective as of the Effective Time.

            7.8.6. In the event of any termination of any WCBI or Warwick Savings health plan or consolidation of any such plan with any PBI or Provident Bank health plan or to the extent that an employee of WCBI or any WCBI Subsidiary who continues employment with PBI or a PBI Subsidiary ("Continuing Employee" participates in a PBI health plan, PBI shall make available to such Continuing Employees and their dependents employer-provided health coverage (including medical, dental, pharmaceutical and/or vision benefits) on the same basis as it provides such coverage to PBI employees. Unless a Continuing Employee affirmatively terminates coverage under a WCBI health plan prior to the time that such Continuing Employee becomes eligible to participate in the PBI health plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the WCBI health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of PBI and their dependents. In the event of a termination or consolidation of any WCBI health plan, terminated WCBI employees and qualified beneficiaries will have the right to continued coverage under group health plans of PBI in accordance with Code
Section 4980B(f), consistent with the provisions below. In the event of any termination of any WCBI health plan, or consolidation of any WCBI health plan with any PBI health plan, any coverage limitation under the PBI health plan due to any pre-existing condition shall be waived by the PBI health plan to the degree that such condition was covered by the WCBI health plan and such condition would otherwise have been covered by the PBI health plan in the absence of such coverage limitation. All WCBI Employees who cease participating in an WCBI health plan and become participants in a comparable PBI health plan shall receive credit for any co-payment and deductibles paid under WCBI's health plan for purposes of satisfying any applicable deductible or out-of-pocket requirements under the PBI health plan, upon substantiation, in a form satisfactory to PBI that such co-payment and/or deductible has been satisfied. PBI shall assume the retiree health plan of WCBI and each WCBI Subsidiary and shall have the same rights and obligations thereunder.


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

      7.9. Directors and Officers Indemnification and Insurance.

            7.9.1. PBI shall maintain, or shall cause Provident Bank to maintain, in effect for six years following the Effective Time, the current directors' and officers' liability insurance policies maintained by WCBI (provided, that PBI may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall PBI be required to expend pursuant to this Section 7.9.1 more than 250% of the annual cost currently expended by WCBI with respect to such insurance (the "Maximum Amount"); provided, further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, PBI shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. In connection with the foregoing, WCBI agrees in order for PBI to fulfill its agreement to provide directors and officers liability insurance policies for six years to provide such insurer or substitute insurer with such reasonable and customary representations as such insurer may request with respect to the reporting of any prior claims.

            7.9.2. In addition to Section 7.9.1, PBI shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer or director of WCBI or an WCBI Subsidiary (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of WCBI or a WCBI Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time (the "Indemnified Liabilities"), to the fullest extent permitted under Delaware (to the extent not prohibited by federal law), and WCBI's Certificate of Incorporation and Bylaws. PBI shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted by Delaware (to the extent not prohibited by federal law) upon receipt of an undertaking to repay such advance payments if the Indemnified Party shall be adjudicated or determined to be not entitled to indemnification in the manner set forth below. Any Indemnified Party wishing to claim indemnification under this Section 7.9.2 upon learning of any Claim, shall notify PBI (but the failure so to notify PBI shall not relieve it from any liability which it may have under this Section 7.9.2, except to the extent such failure materially prejudices PBI) and shall, if required by applicable law, deliver to PBI the undertaking referred to in the previous sentence.

            7.9.3. In the event that either PBI or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving bank or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of PBI shall assume the obligations set forth in this
Section 7.9.


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

            7.9.4. The obligations of PBI provided under this Section 7.9 are intended to be enforceable against PBI directly by the Indemnified Parties and their heirs and representatives and shall be binding on all respective successors and permitted assigns of PBI. PBI shall pay all reasonable costs, including attorneys' fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this
Section 7.9 to the fullest extent permitted under applicable law. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

      7.10. Stock Listing.

      PBI agrees to list on the Nasdaq (or such other national securities exchange on which the shares of the PBI Common Stock shall be listed as of the Closing Date), subject to official notice of issuance, the shares of PBI Common Stock to be issued in the Merger.

      7.11. Stock and Cash Reserve.

      PBI agrees at all times from the date of this Agreement until the Merger Consideration has been paid in full to reserve a sufficient number of shares of PBI Common Stock and to maintain sufficient liquid accounts or borrowing capacity to fulfill its obligations under this Agreement.

      7.12. Section 16(b) Exemption.

      PBI and WCBI agree that, in order to most effectively compensate and retain WCBI Insiders (as defined below) in connection with the Merger, both prior to and after the Effective Time, it is desirable that WCBI Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of WCBI Common Stock into shares of PBI in the Merger, and for that compensatory and retentive purpose agree to the provisions of this Section 7.12. Assuming that WCBI delivers to PBI the WCBI Section 16 Information (as defined below) in a timely fashion prior to the Effective Time, the Board of Directors of PBI, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter and in any event prior to the Effective Time adopt a resolution providing in substance that the receipt by the WCBI Insiders (as defined below) of PBI Common Stock in exchange for shares of WCBI Common Stock, pursuant to the transactions contemplated hereby and to the extent such securities are listed in the WCBI Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act to the fullest extent permitted by applicable law. "WCBI Section 16 Information" shall mean information accurate in all material respects regarding the WCBI Insiders, the number of shares of WCBI Common Stock held by each such WCBI Insider and expected to be exchanged for PBI Common Stock in the Merger. "WCBI Insiders" shall mean those officers and directors of WCBI who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are expected to be subject to Section 16(a) of the Exchange Act with respect to PBI Common Stock subsequent to the Effective Time.


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

                                  ARTICLE VIII
                          REGULATORY AND OTHER MATTERS

      8.1. Meetings of Stockholders.

            8.1.1. WCBI will (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, which may be an annual meeting, for the purpose of considering this Agreement and the Merger, and for such other purposes as may be, in WCBI's reasonable judgment, necessary or desirable (the "WCBI Stockholders Meeting"),
(ii) in connection with the solicitation of proxies with respect to the WCBI Stockholders Meeting, have its Board of Directors recommend approval of this Agreement to the WCBI stockholders; and (iii) cooperate and consult with PBI with respect to each of the foregoing matters. The Board of Directors of WCBI may fail to make such a recommendation referred to in clause (ii) above, or withdraw, modify or change any such recommendation only if such Board of Directors, after having consulted with and considered the advice of its outside financial and legal advisors, has determined that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

      8.2. Proxy Statement-Prospectus; Merger Registration Statement.

            8.2.1. For the purposes (x) of registering PBI Common Stock to be offered to holders of WCBI Common Stock in connection with the Merger with the SEC under the Securities Act and (y) of holding the WCBI Stockholders Meetings, PBI shall draft and prepare, and WCBI shall cooperate in the preparation of, the Merger Registration Statement, including a proxy statement and prospectus satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed by WCBI to the WCBI stockholders, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement-Prospectus"). PBI shall provide WCBI and its counsel with appropriate opportunity to review and comment on the Proxy Statement-Prospectus, and shall incorporate all appropriate comments thereto, prior to the time it is initially filed with the SEC or any amendments are filed with the SEC. PBI shall file the Merger Registration Statement, including the Proxy Statement-Prospectus, with the SEC. Each of PBI and WCBI shall use their best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and each of WCBI shall thereafter promptly mail the Proxy Statement-Prospectus to its stockholders. PBI shall also use its best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and WCBI shall furnish all information concerning WCBI and the holders of WCBI Common Stock as may be reasonably requested in connection with any such action.

            8.2.2. PBI shall, as soon practicable following the date hereof, file the Merger Registration Statement with the SEC under the Securities Act in connection with the transactions contemplated by this Agreement. PBI will advise WCBI promptly after PBI receives notice of the time when the Merger Registration Statement has become effective or any supplement or


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

amendment has been filed, of the issuance of any stop order or the suspension of the qualifications of the shares of PBI Common Stock issuable pursuant to the Merger Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Merger Registration Statement, or for additional information, and PBI will provide WCBI with as many copies of such Merger Registration Statement and all amendments thereto promptly upon the filing thereof as WCBI may reasonably request.

            8.2.3. WCBI and PBI shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, WCBI shall cooperate with PBI in the preparation of a supplement or amendment to such Proxy Statement-Prospectus that corrects such misstatement or omission, and PBI shall file an amended Merger Registration Statement with the SEC, and each of WCBI and PBI shall mail an amended Proxy Statement-Prospectus to WCBI's stockholders.

      8.3. Regulatory Approvals.

      Each of WCBI and PBI will cooperate with the other and use all reasonable efforts to promptly prepare and as soon as practicable following the date hereof, file all necessary documentation to obtain all necessary permits, consents, waivers, approvals and authorizations of the OTS, the FRB, FDIC, the New York Department and the New Jersey Department and any other third parties (including the SBA) and governmental bodies necessary to consummate the transactions contemplated by this Agreement. WCBI and PBI will furnish each other and each other's counsel with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any application, petition or other statement made by or on behalf of WCBI or PBI to any Bank Regulator or governmental body in connection with the Merger, Bank Mergers and the other transactions contemplated by this Agreement. WCBI shall have the right to review and approve in advance all characterizations of the information relating to WCBI and any of its Subsidiaries which appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental body. In addition, WCBI and PBI shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any governmental body prior to its filing.

      8.4. Affiliates.

            8.4.1. WCBI shall use all reasonable efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of WCBI to deliver to PBI, as soon as practicable after the date of this Agreement, and at least thirty (30) days prior to the date of the WCBI Stockholders Meeting, a written agreement, in the form of Exhibit C hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of PBI Common Stock to be received by such "affiliate" as a result of the Merger otherwise than in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder.


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

                                   ARTICLE IX
                               CLOSING CONDITIONS

      9.1. Conditions to Each Party's Obligations under this Agreement.

      The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

            9.1.1. Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of WCBI.

            9.1.2. Injunctions. None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction, and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or Bank Regulator, that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

            9.1.3. Regulatory Approvals. All Regulatory Approvals required to complete the Merger and the Bank Mergers shall have been obtained and shall remain in full force and effect and all waiting periods relating thereto shall have expired; and no such Regulatory Approval shall include any condition or requirement, excluding standard conditions that are normally imposed by the regulatory authorities in bank merger transactions, that could reasonably be expected by PBI to result in a Material Adverse Effect on PBI and its Subsidiaries, taken as a whole.

            9.1.4. Effectiveness of Merger Registration Statement. The Merger Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of PBI Common Stock in the Merger is subject to the blue sky laws of any state, shall not be subject to a stop order of any state securities commissioner.

            9.1.5. Nasdaq Listing. The shares of PBI Common Stock to be issued in the Merger shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

            9.1.6. Tax Opinions. On the basis of facts, representations and assumptions which shall be consistent with the state of facts existing at the Closing Date, PBI shall have received an opinion of Luse Gorman Pomerenk & Schick, P.C. reasonably acceptable in form and substance to PBI, and WCBI shall have received an opinion of Wachtell, Lipton, Rosen & Katz reasonably acceptable in form and substance to WCBI, each dated as of the Closing Date, substantially to the effect that for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering the tax opinions described in this Section 9.1.6, the law firms may require and rely upon customary representations contained in certificates of officers of PBI and WCBI and their respective Subsidiaries.

      9.2. Conditions to the Obligations of PBI under this Agreement.

      The obligations of PBI under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.2.1 through 9.2.5 at or prior to the Closing Date:

            9.2.1. Representations and Warranties. Each of the representations and warranties of WCBI set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except to the extent such representations and warranties speak as of an earlier date, which only need be true and correct as of such earlier date), in any case subject to the standard set forth in Section 4.1; and WCBI shall have delivered to PBI a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of WCBI as of the Effective Time.

            9.2.2. Agreements and Covenants. WCBI shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by each of them at or prior to the Effective Time, and PBI shall have received a certificate signed on behalf of WCBI by the Chief Executive Officer and Chief Financial Officer of WCBI to such effect dated as of the Effective Time.

            9.2.3. Dissenting Shares. As of immediately prior to the Effective Time, not more than 12.5% of the issued and outstanding shares of WCBI Common Stock shall have dissented to the Merger under the DGCL, and preserved, as of immediately prior to the Effective Time, the right to pursue their right of appraisal for the fair value of their shares of WCBI Common Stock under the DGCL.

            9.2.4. Permits, Authorizations, Etc. WCBI and the WCBI Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger and the Bank Merger, the failure of which to obtain would have a Material Adverse Effect on PBI and its Subsidiaries, taken as a whole.

      9.3. Conditions to the Obligations of WCBI under this Agreement.

      The obligations of WCBI under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.3.1 through 9.3.5 at or prior to the Closing Date:

            9.3.1. Representations and Warranties. Each of the representations and warranties of PBI set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except to the extent such representations and warranties speak as of an earlier date, which only need be true and correct as of such earlier date), in any case subject to the standard set forth in Section 5.1; and PBI shall have delivered to WCBI a certificate to such effect signed by the Chief Executive Officer or Chief Operating Officer and the Chief Financial Officer of PBI as of the Effective Time.

            9.3.2. Agreements and Covenants. PBI shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by each of them at or prior to the Effective Time, and WCBI shall have received a certificate signed on behalf of PBI by the Chief Executive Officer or Chief Operating Officer and Chief Financial Officer of PBI to such effect dated as of the Effective Time.

            9.3.3. Permits, Authorizations, Etc. PBI and its Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger and the Bank Merger, the failure of which to obtain would have a Material Adverse Effect on PBI and its Subsidiaries, taken as a whole.

            9.3.4. Payment of Merger Consideration. PBI shall have delivered the Exchange Fund to the Exchange Agent on or before the Closing Date and the Exchange Agent shall provide WCBI with a certificate evidencing such delivery.

                                    ARTICLE X
                                   THE CLOSING

      10.1. Time and Place.

      Subject to the provisions of Articles IX and XI hereof, the Closing of the transactions contemplated hereby shall take place at the offices of Luse Gorman Pomerenk & Schick, 5335 Wisconsin Avenue, Suite 400, Washington, D.C. at 10:00 a.m. on the date determined by PBI, in its sole discretion, upon ten (10) days prior written notice to WCBI, but in no event later than thirty days (30) after the last condition precedent (other than those conditions that relate to actions to be taken at the Closing, but subject to the fulfillment or waiver of those conditions) pursuant to this agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or at such other place, date or time upon which PBI and WCBI mutually agree. Notwithstanding the foregoing, in the event that the Closing would otherwise be required to occur on or after September 11, 2004 but before October 1, 2004, then at PBI's sole discretion, such Closing may occur on the close of business on October 1, 2004 (provided that all conditions precedent have been fulfilled or waived, including the expiration of any applicable waiting period). A pre-closing of the transactions contemplated hereby (the "Pre-Closing") shall take place at the offices of Luse Gorman Pomerenk & Schick, 5335 Wisconsin Avenue, Suite 400, Washington, D.C. at 10:00 a.m. on the day prior to the Closing Date (the "Pre-Closing Date").

      10.2. Deliveries at the Pre-Closing and the Closing.

      At the Pre-Closing there shall be delivered to PBI and WCBI the opinions, certificates, and other documents and instruments required to be delivered at the Closing under Article IX hereof. At or prior to the Closing, PBI shall deliver the Merger Consideration as set forth under Section 9.3.4 hereof.

                                   ARTICLE XI
                        TERMINATION, AMENDMENT AND WAIVER

      11.1. Termination.

      This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Merger by the stockholders of WCBI:

            11.1.1. At any time by the mutual written agreement of PBI and WCBI;

            11.1.2. By either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such breach by the terminating party to the other party provided, however, that neither party shall have the right to terminate this Agreement pursuant to this
Section 11.1.2 unless the breach of representation or warranty, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.1 (in the case of a breach of a representation or warranty by WCBI) or Section 9.3.1 (in the case of a breach of a representation or warranty by PBI);

            11.1.3. By either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such failure by the terminating party to the other party provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 11.1.3 unless the breach of covenant or agreement, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.2 (in the case of a breach of covenant by WCBI) or Section 9.3.2 (in the case of a breach of covenant by PBI);

            11.1.4. At the election of either party, if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by PBI and WCBI; provided, that no party may terminate this Agreement pursuant to this Section 11.1.4 if the failure of the Closing to have occurred on or before said date was due to such party's material breach of any representation, warranty, covenant or other agreement contained in this Agreement;

            11.1.5. By either party, if the stockholders of WCBI shall have voted at the WCBI Stockholders Meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve and adopt such transactions;

            11.1.6. By either party if (i) final action has been taken by a Bank Regulator whose approval is required in order to satisfy the conditions to the parties' obligations to consummate the transactions contemplated hereby as set forth in Article IX, which final action

(x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby, or (ii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and unappealable;

            11.1.7. By the Board of Directors of PBI if WCBI has received a Superior Proposal and the Board of Directors of WCBI has entered into an acquisition agreement with respect to the Superior Proposal, terminated this Agreement, withdrawn its recommendation of this Agreement, has failed to make such recommendation or has modified or qualified its recommendation in a manner adverse to PBI.

            11.1.8. By the Board of Directors of WCBI if WCBI has received a Superior Proposal and the Board of Directors of WCBI has made a determination to accept such Superior Proposal; provided that WCBI shall not terminate this Agreement pursuant to this Section 11.1.8 and enter in a definitive agreement with respect to the Superior Proposal until the expiration of five (5) business days following PBI's receipt of written notice advising PBI that WCBI has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing) identifying the person making the Superior Proposal and stating whether WCBI intends to enter into a definitive agreement with respect to the Superior Proposal. After providing such notice, WCBI shall provide a reasonable opportunity to PBI during the five-day period to make such adjustments in the terms and conditions of this Agreement as would enable WCBI to proceed with the Merger on such adjusted terms.

      11.2. Effect of Termination.

            11.2.1. In the event of termination of this Agreement pursuant to any provision of Section 11.1, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of Sections 11.2, 12.1, 12.2, 12.3, 12.4, 12.5, 12.6, 12.9, 12.10, 12.11, and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

            11.2.2. If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

                  (A) Except as provided below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

                  (B) In the event of a termination of this Agreement because of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder.

                  (C) As a condition of PBI's willingness, and in order to induce PBI to enter into this Agreement, and to reimburse PBI for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, WCBI hereby agrees to pay PBI, and PBI shall be entitled to payment of, a fee of $6,500,000 (the "Fee"), within three business days after written demand for payment is made by PBI, following the occurrence of any of the events set forth below:

            (i) WCBI terminates this Agreement pursuant to Section 11.1.8 or PBI terminates this Agreement pursuant to Section 11.1.7; or

            (ii) The entering into a definitive agreement by WCBI relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving WCBI within twelve months after the occurrence of any of the following: (i) the termination of the Agreement by PBI pursuant to Section
      11.1.2 or 11.1.3 because of a willful breach by WCBI or any WCBI Subsidiary after the occurrence of an Acquisition Proposal has been publicly announced or otherwise made known to WCBI; or (ii) the termination of the Agreement by PBI or WCBI pursuant to Section 11.1.5 because of the failure of the stockholders of WCBI to approve this Agreement at the WCBI Stockholders Meeting after the occurrence of an Acquisition Proposal has been publicly announced or otherwise made known to the stockholders of WCBI.

                  (D) If demand for payment of the Fee is made pursuant to
Section 11.2.2(C) and payment is timely made, then PBI will not have any other rights or claims against WCBI or its Subsidiaries, or their respective officers and directors, under this Agreement, it being agreed that the acceptance of the Fee under Section 11.2.2(C) will constitute the sole and exclusive remedy of PBI against WCBI and its Subsidiaries and their respective officers and directors.

      11.3. Amendment, Extension and Waiver.

      Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the stockholders of WCBI), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the stockholders of WCBI, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or value, or changes the form of, the Merger Consideration to be delivered to WCBI's stockholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any termination of this Agreement pursuant to
Article XI may only be effected upon a vote of a majority of the entire Board of Directors of the terminating party.

                                   ARTICLE XII
                                  MISCELLANEOUS

      12.1. Confidentiality.

      Except as specifically set forth herein, PBI and WCBI mutually agree to be bound by the terms of the confidentiality agreement dated January 16, 2004 (the "Confidentiality Agreement") previously executed by the parties hereto, which Confidentiality Agreement are hereby incorporated herein by reference, and all information furnished by either party to the other party or its representatives pursuant hereto (including pursuant to Sections 6.2 and 6.3) shall be subject to, and the parties shall hold such information in confidence in accordance with, the provisions of the Confidentiality Agreement. The parties hereto agree that such Confidentiality Agreement shall continue in accordance with their respective terms, notwithstanding the termination of this Agreement.

      12.2. Public Announcements.

      WCBI and PBI shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as may be otherwise required by law, neither WCBI nor PBI shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release or other public announcement or communication has been mutually agreed upon by the parties hereto.

      12.3. Survival.

      All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto shall expire and be terminated and extinguished at the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

      12.4. Notices.

      All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by recognized overnight courier addressed as follows:

      If to WCBI, to:            Fred G. Kowal
                                 Chairman and Chief Executive Officer
                                 Warwick Community Bancorp, Inc.
                                 18 Oakland Avenue
                                 Warwick, New York 010990
                                 Fax: (845) 986-0871

      With required copies to:   Edward D. Herlihy, Esq.
                                 Wachtell, Lipton, Rosen & Katz
                                 51 West 52nd Street
                                 New York, New York 10019
                                 Fax: (212) 403-2000

      If to PBI, to:             George Strayton
                                 President and Chief Executive Officer Provident
                                 Bancorp, Inc.
                                 400 Rella Boulevard
                                 Montebello, New York 10901
                                 Fax:

      With required copies to:   John J. Gorman, Esq.
                                 Ned Quint, Esq.
                                 Luse Gorman Pomerenk & Schick, P.C.
                                 5335 Wisconsin Avenue, N.W., Suite 400
                                 Washington, D.C. 20015
                                 Fax: (202) 362-2902

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given: (a) as of the date delivered by hand; (b) three (3) business days after being delivered to the U.S. mail, postage prepaid; or (c) one (1) business day after being delivered to the overnight courier.

      12.5. Parties in Interest.

      This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, and that (except as provided in Article III and Section 7.9 of this Agreement) nothing in this Agreement is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

      12.6. Complete Agreement.

      This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, and the Confidentiality Agreements referred to in Section 12.1, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreements referred to in Section
12.1 hereof) between the parties, both written and oral, with respect to its subject matter.

      12.7. Counterparts.

      This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original. A facsimile copy of a signature page shall be deemed to be an original signature page.

      12.8. Severability.

      In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

      12.9. Governing Law.

      This Agreement shall be governed by the laws of Delaware, without giving effect to its principles of conflicts of laws.

      12.10. Interpretation.

      When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered "Section 5.5.1" would be part of "Section 5.5" and references to "Section 5.5" would also refer to material contained in the subsection described as "Section 5.5.1"). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

      12.11. Specific Performance.

      The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      IN WITNESS WHEREOF, PBI and WCBI have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.

                                        Provident Bancorp, Inc.

Dated: March 15, 2004                   By: /s/George Strayton
                                           -----------------------------------
                                          Name:  George Strayton
                                          Title: President and Chief Executive
                                                   Officer


                                        Warwick Community Bancorp, Inc.

Dated: March 15, 2004                   By:/s/ Fred G. Kowal
                                           ----------------------------------
                                          Name:  Fred G. Kowal
                                          Title: Chairman and Chief Executive
                                                   Officer

                                                                       Exhibit A

                               AGREEMENT OF MERGER

     THIS AGREEMENT OF MERGER (this "Agreement") is dated as of the _____________ day of _________________, 2004, by and between The Warwick Savings
Bank, a New York-chartered savings bank, and Provident Bank, a Federal savings association.

                                    RECITALS:

     1. The Warwick Savings Bank and Provident Bank are wholly-owned subsidiaries of Provident Bancorp, Inc., a Delaware corporation ("PBI");

     2. PBI desires that The Warwick Savings Bank merge with and into Provident Bank following the consummation of the merger of Warwick Community Bancorp, Inc., a Delaware corporation ("WCBI"), with and into PBI, or a subsidiary thereof pursuant to the Agreement and Plan of Merger, dated as of March ______, 2004, by and between PBI and WCBI (the "Holding Company Merger Agreement"); and

     3. In consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, The Warwick Savings Bank and Provident Bank hereby agree as follows:

1. DEFINITIONS

     Each of the following terms shall have the meanings set forth below:

     1.1 "Effective Time" shall refer to the date and time at which the Merger becomes effective in accordance with the rules and regulations of the OTS.

     1.2 "Merger" shall refer to the merger of The Warwick Savings Bank with and into Provident Bank as provided in Section 2.1 of this Agreement.

     1.3 "Holding Company Merger" shall refer to the merger of WCBI with and into PBI as contemplated by the Holding Company Merger Agreement.

     1.4 "Merging Institutions" shall collectively refer to The Warwick Savings Bank and Provident Bank.

     1.5 "OTS" shall refer to the Office of Thrift Supervision.

     1.6 "Surviving Institution" shall refer to Provident Bank as the surviving institution of the Merger.

2.   TERMS OF THE MERGER

     2.1 The Merger.

     (a) Subject to the terms and conditions set forth in this Agreement, at the Effective Time, The Warwick Savings Bank shall be merged with and into Provident Bank pursuant to applicable federal laws and regulations. Provident Bank shall be the Surviving Institution of the Merger and shall continue as a savings association chartered and regulated by the OTS. As of a result of the Merger,
(i) each share of common stock, par value $________________ per share, of The Warwick Savings Bank issued and outstanding immediately prior to the Effective Time shall be canceled and (ii) each share of common stock, par value $0.10 per share, of Provident Bank issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall constitute the only shares of capital stock of the Surviving Instituion issued and outstanding following consummation of the Merger.

     (b) The consummation of the transactions contemplated by this Agreement is specifically conditioned upon receipt of all necessary regulatory approvals, including the approval of the OTS, and the expiration of all applicable waiting periods with respect to both the Holding Company Merger and the Merger. The stockholder of The Warwick Savings Bank and Provident Bank shall have taken appropriate action to vote to approve this Agreement and the Merger.

     (c) At the Effective Time, the Surviving Institution shall be considered the same business and corporate entity as each of the Merging Institutions and thereupon and thereafter all the property, rights, powers and franchises of each of the Merging Institutions shall vest in the Surviving Institution and the Surviving Institution shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Merging Institutions and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationship had been originally acquired, incurred or entered into by the Surviving Institution. In addition, any reference to either of the Merging Institutions in any contract, will or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Institution if not inconsistent with the other provisions of the contract, will or document; and any pending, action or other judicial proceeding to which either of the Merging Institutions is a party shall not be deemed to have abated or to have been discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made or the Surviving Institution may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Merging Institutions if the Merger had not occurred.

     (d) All deposit accounts of The Warwick Savings Bank shall be and become deposit accounts in the Surviving Institution without change in their respective terms, maturity, minimum required balances or withdrawal value. Appropriate evidence of the deposit account in the Surviving Institution shall be provided by the Surviving Institution to each deposit account holder of The Warwick Savings Bank, as necessary, after consummation of the Merger. Any liquidation account, as such term is defined in OTS regulations, maintained by The Warwick Savings Bank shall be assumed by Provident Bank as the Surviving Institution.

     (e) All deposit accounts of Provident Bank prior to consummation of the Merger shall continue to be deposit accounts in the Surviving Institution after consummation of the Merger without any change whatsoever in any of the provisions of such deposit accounts, including, without limitation, their respective terms, maturity, minimum required balances or withdrawal value.

     (f) The principal office of Provident Bank shall continue to be 400 Rella Boulevard, Montebello, New York 10901 after the Effective Time. The former offices of The Warwick Savings Bank will be operated as offices of Provident Bank immediately following the Effective Time.

     2.2 Effective Time; Closing Date. A closing in respect of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Provident Bank, at 4:00 p.m., New York time, on such date as Provident Bank shall designate, which date shall be the date of the Effective Time of the Holding Company Merger.

     2.3 Name of Surviving Institution. The name of the Surviving Institution shall be "Provident Bank."

     2.4 Charter. On and after the Effective Time, the Charter of Provident Bank as a federal savings association shall be the Charter of the Surviving Institution until amended in accordance with applicable law.

     2.5 Bylaws. On and after the Effective Time, the Bylaws of Provident Bank as a federal savings association shall be the Bylaws of the Surviving Institution until amended in accordance with applicable law.

     2.6 Directors. Except as otherwise provided in the Merger Agreement, on and after the Effective Time, until changed in accordance with the Charter and Bylaws of the Surviving Institution, the directors of the Surviving Institution shall be those persons serving as directors of Provident Bank immediately prior to the Effective Time, subject to the provision of Section 2.5 of the Holding Company Merger Agreement. The directors of the Surviving Institution shall hold office in accordance with the Charter and Bylaws of the Surviving Institution.

3.   MISCELLANEOUS

     3.1 Conditions Precedent. The respective obligations of each party under this Agreement shall be subject to: (i) the receipt or waiver of all required regulatory approvals and the expiration of any required waiting periods specified by applicable federal law; (ii) the completion of the Holding Company Merger; and (iii) the approval of this Agreement by PBI in its capacity as sole stockholder of The Warwick Savings Bank and Provident Bank.

     3.2 Amendments. To the extent permitted by the applicable federal banking law, this Agreement may be amended by a subsequent writing signed by the parties hereto upon the approval of the board of directors of each of the parties hereto.

     3.3 Successors. This Agreement shall be binding on the successors of The Warwick Savings Bank and Provident Bank.

     3.4 Governing Law. This Agreement shall be governed by the laws of the United States of America except to the extent New York law governs.

     3.5 Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

     3.6 Miscellaneous. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which constitute one and the same instrument.

     3.7. Termination. This Agreement shall terminate upon the termination of the Holding Company Merger Agreement in accordance with its terms. This Agreement also may be terminated at any time prior to the Effective Time by mutual consent of the parties. In the event of the termination of this Agreement as provided in this Section 3.7, this Agreement shall forthwith become null and void and of no further force or effect and there shall be no liability or obligation under this Agreement on the part of any of the parties hereto or any of their respective directors, officers or affiliates.






                            [Signature page follows]

     IN WITNESS WHEREOF, The Warwick Savings Bank and Provident Bank have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                                    THE WARWICK SAVINGS BANK


                                        By:
-------------------------------------      -------------------------------------
                                           Fred G. Kowal
Secretary                                  Chairman and Chief Executive Officer


ATTEST:                                       PROVIDENT BANK


                                        By:
-------------------------------------      -------------------------------------
Daniel Rothstein                           George Strayton
Corporate Secretary                        President and Chief Executive Officer

                                                                       Exhibit B



                               AGREEMENT OF MERGER

     THIS AGREEMENT OF MERGER (this "Agreement") is dated as of the _____________ day of _________________, 2004, by and between The Towne Center
Bank, a New Jersey-chartered commercial bank, and Provident Bank, a Federal savings association.

                                    RECITALS:

     1. The Towne Center Bank and Provident Bank are wholly-owned subsidiaries of Provident Bancorp, Inc., a Delaware corporation ("PBI");

     2. PBI desires that The Towne Center Bank merge with and into Provident Bank following the consummation of the merger of Warwick Community Bancorp, Inc., a Delaware corporation ("WCBI"), with and into PBI, or a subsidiary thereof pursuant to the Agreement and Plan of Merger, dated as of March ______, 2004, by and between PBI and WCBI (the "Holding Company Merger Agreement"); and

     3. In consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, The Towne Center Bank and Provident Bank hereby agree as follows:

1.   DEFINITIONS

     Each of the following terms shall have the meanings set forth below:

     1.1 "Effective Time" shall refer to the date and time at which the Merger becomes effective in accordance with the rules and regulations of the OTS.

     1.2 "Merger" shall refer to the merger of The Towne Center Bank with and into Provident Bank as provided in Section 2.1 of this Agreement.

     1.3 "Holding Company Merger" shall refer to the merger of WCBI with and into PBI as contemplated by the Holding Company Merger Agreement.

     1.4 "Merging Institutions" shall collectively refer to The Towne Center Bank and Provident Bank.

     1.5 "OTS" shall refer to the Office of Thrift Supervision.

     1.6 "Surviving Institution" shall refer to Provident Bank as the surviving institution of the Merger.

2.   TERMS OF THE MERGER

     2.1 The Merger.


     (a) Subject to the terms and conditions set forth in this Agreement, at the Effective Time, The Towne Center Bank shall be merged with and into Provident Bank pursuant to applicable federal laws and regulations. Provident Bank shall be the Surviving Institution of the Merger and shall continue as a savings association chartered and regulated by the OTS. As of a result of the Merger,
(i) each share of common stock, par value $________________ per share, of The Towne Center Bank issued and outstanding immediately prior to the Effective Time that is owned by WCBI shall be canceled; (ii) each share of common stock, par value $________________ per share, of The Towne Center Bank issued and outstanding immediately prior to the Effective Time that is owned by a director of The Towne Center Bank shall be canceled and converted into the right to receive $10.00 per share; and (iii) each share of common stock, par value $0.10 per share, of Provident Bank issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall constitute the only shares of capital stock of the Surviving Instituion issued and outstanding following consummation of the Merger.


     (b) The consummation of the transactions contemplated by this Agreement is specifically conditioned upon receipt of all necessary regulatory approvals, including the approval of the OTS, and the expiration of all applicable waiting periods with respect to both the Holding Company Merger and the Merger. The stockholder of The Towne Center Bank and Provident Bank shall have taken appropriate action to vote to approve this Agreement and the Merger.

     (c) At the Effective Time, the Surviving Institution shall be considered the same business and corporate entity as each of the Merging Institutions and thereupon and thereafter all the property, rights, powers and franchises of each of the Merging Institutions shall vest in the Surviving Institution and the Surviving Institution shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Merging Institutions and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationship had been originally acquired, incurred or entered into by the Surviving Institution. In addition, any reference to either of the Merging Institutions in any contract, will or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Institution if not inconsistent with the other provisions of the contract, will or document; and any pending, action or other judicial proceeding to which either of the Merging Institutions is a party shall not be deemed to have abated or to have been discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made or the Surviving Institution may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Merging Institutions if the Merger had not occurred.

     (d) All deposit accounts of The Towne Center Bank shall be and become deposit accounts in the Surviving Institution without change in their respective terms, maturity, minimum required balances or withdrawal value. Appropriate evidence of the deposit account in the Surviving

Institution shall be provided by the Surviving Institution to each deposit account holder of The Towne Center Bank, as necessary, after consummation of the Merger.

     (e) All deposit accounts of Provident Bank prior to consummation of the Merger shall continue to be deposit accounts in the Surviving Institution after consummation of the Merger without any change whatsoever in any of the provisions of such deposit accounts, including, without limitation, their respective terms, maturity, minimum required balances or withdrawal value.

     (f) The principal office of Provident Bank shall continue to be 400 Rella Boulevard, Montebello, New York 10901 after the Effective Time. The former offices of The Towne Center Bank will be operated as offices of Provident Bank immediately following the Effective Time.

     2.2 Effective Time; Closing Date. A closing in respect of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Provident Bank, at 4:00 p.m., New York time, on such date as Provident Bank shall designate, which date shall be the date of the Effective Time of the Holding Company Merger.

     2.3 Name of Surviving Institution. The name of the Surviving Institution shall be "Provident Bank."

     2.4 Charter. On and after the Effective Time, the Charter of Provident Bank as a federal savings association shall be the Charter of the Surviving Institution until amended in accordance with applicable law.

     2.5 Bylaws. On and after the Effective Time, the Bylaws of Provident Bank as a federal savings association shall be the Bylaws of the Surviving Institution until amended in accordance with applicable law.

     2.6 Directors. Except as otherwise provided in the Merger Agreement, on and after the Effective Time, until changed in accordance with the Charter and Bylaws of the Surviving Institution, the directors of the Surviving Institution shall be those persons serving as directors of Provident Bank immediately prior to the Effective Time, subject to the provision of Section 2.5 of the Holding Company Merger Agreement. The directors of the Surviving Institution shall hold office in accordance with the Charter and Bylaws of the Surviving Institution.

3.   MISCELLANEOUS

     3.1 Conditions Precedent. The respective obligations of each party under this Agreement shall be subject to: (i) the receipt or waiver of all required regulatory approvals and the expiration of any required waiting periods specified by applicable federal law; (ii) the completion of the Holding Company Merger; and (iii) the approval of this Agreement by PBI in its capacity as sole stockholder of The Towne Center Bank and Provident Bank.

     3.2 Amendments. To the extent permitted by the applicable federal banking law, this Agreement may be amended by a subsequent writing signed by the parties hereto upon the approval of the board of directors of each of the parties hereto.

     3.3 Successors. This Agreement shall be binding on the successors of The Towne Center Bank and Provident Bank.

     3.4 Governing Law. This Agreement shall be governed by the laws of the United States of America except to the extent New York law governs.

     3.5 Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

     3.6 Miscellaneous. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which constitute one and the same instrument.

     3.7. Termination. This Agreement shall terminate upon the termination of the Holding Company Merger Agreement in accordance with its terms. This Agreement also may be terminated at any time prior to the Effective Time by mutual consent of the parties. In the event of the termination of this Agreement as provided in this Section 3.7, this Agreement shall forthwith become null and void and of no further force or effect and there shall be no liability or obligation under this Agreement on the part of any of the parties hereto or any of their respective directors, officers or affiliates.



                            [Signature page follows]

     IN WITNESS WHEREOF, The Towne Center Bank and Provident Bank have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                                    THE TOWNE CENTER BANK


                                        By:
-------------------------------------      -------------------------------------

Secretary                                  President and Chief Executive Officer


ATTEST:                                    PROVIDENT BANK


                                        By:
-------------------------------------      -------------------------------------
Daniel Rothstein                           George Strayton
Corporate Secretary                        President and Chief Executive Officer

                                                                       Exhibit C



                               AGREEMENT OF MERGER

     THIS AGREEMENT OF MERGER (this "Agreement") is dated as of the _____________ day of _________________, 2004, by and between Warwick Commercial
Bank, a New York-chartered commercial bank, and Provident Municipal Bank, a New York-chartered commercial bank.

                                    RECITALS:

     1. Warwick Commercial Bank is a wholly-owned subsidiary of Provident Municipal Bank;

     2. Provident Municipal Bank is a wholly-owned subsidiary of Provident Bank, a federal savings association;

     3. Provident Municipal Bank desires that Warwick Commercial Bank merge with and into Provident Municipal Bank following the consummation of the merger of The Warwick Savings Bank, a New York-chartered savings bank, with and into Provident Bank, pursuant to the Agreement of Bank Merger, dated as of ___________________, 2004, by and between Provident Bank and The Warwick Savings Bank (the "Bank Merger Agreement"), which merger shall occur following the consummation of the merger of Warwick Community Bancorp, Inc., a Delaware corporation ("WCBI"), with and into Provident Bancorp, Inc., a Delaware corporation ("PBI"), or a subsidiary thereof pursuant to the Agreement and Plan of Merger, dated as of March ______, 2004, by and between PBI and WCBI (the "Holding Company Merger Agreement");

     4. In consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Warwick Commercial Bank and Provident Municipal Bank hereby agree as follows:

1.   DEFINITIONS

     Each of the following terms shall have the meanings set forth below:

     1.1 "Bank Merger" shall refer to the merger of The Warwick Savings Bank with and into Provident Bank as contemplated by the Bank Merger Agreement.

     1.2 "Banking Law" shall mean the banking law of the State of New York.

     1.3 "Department" shall mean the New York State Department of Banking.

     1.4 "Effective Time" shall refer to the date and time at which the Merger becomes effective in accordance with the rules and regulations of the Department.

     1.5 "FDIC" shall mean the Federal Deposit Insurance Corporation.

     1.6 "Merger" shall refer to the merger of Warwick Commercial Bank with and into Provident Municipal Bank as provided in Section 2.1 of this Agreement.

     1.7 "Merging Institutions" shall collectively refer to Warwick Commercial Bank and Provident Municipal Bank.

     1.8 "Receiving Corporation" shall refer to Provident Municipal Bank as the receiving corporation of the Merger.

2.   TERMS OF THE MERGER

     2.1 The Merger.

     (a) Subject to the terms and conditions set forth in this Agreement, at the Effective Time, Warwick Commercial Bank shall be merged with and into Provident Municipal Bank pursuant to the Banking Law and the rules and regulations thereunder. Provident Municipal Bank shall be the Receiving Corporation of the Merger and shall continue as a commercial bank chartered by the State of New York and regulated by the Department. As of a result of the Merger, (i) each share of common stock, par value $________________ per share, of Warwick Commercial Bank issued and outstanding immediately prior to the Effective Time shall be canceled and (ii) each share of common stock, par value $______________ per share, of Provident Municipal Bank issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall constitute the only shares of capital stock of the Receiving Corporation issued and outstanding following consummation of the Merger.

     (b) The consummation of the transactions contemplated by this Agreement is specifically conditioned upon receipt of all necessary regulatory approvals, including the approval of the Department and the FDIC, and the expiration of all applicable waiting periods with respect to both the Bank Merger and the Merger. The stockholder of Warwick Commercial Bank and the stockholder of Provident Municipal Bank shall have taken appropriate action to vote to approve this Agreement and the Merger.

     (c) At the Effective Time, the Receiving Corporation shall be considered the same business and corporate entity as each of the Merging Institutions and thereupon and thereafter all the property, rights, powers and franchises of each of the Merging Institutions shall vest in the Receiving Corporation and the Receiving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Merging Institutions and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationship had been originally acquired, incurred or entered into by the Receiving Corporation. In addition, any reference to either of the Merging Institutions in any contract, will or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Receiving Corporation if not inconsistent with the other provisions of the contract, will or document; and any pending, action or other judicial proceeding to which either of the Merging Institutions is a party shall not be deemed to have abated or to have been discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made or the Receiving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Merging Institutions if the Merger had not occurred.

     (d) All deposit accounts of Warwick Commercial Bank shall be and become deposit accounts in the Receiving Corporation without change in their respective terms, maturity, minimum required balances or withdrawal value. Appropriate evidence of the deposit account in the Receiving Corporation shall be provided by the Receiving Corporation to each deposit account holder of Warwick Commercial Bank, as necessary, after consummation of the Merger.

     (e) All deposit accounts of Provident Municipal Bank prior to consummation of the Merger shall continue to be deposit accounts in the Receiving Corporation after consummation of the Merger without any change whatsoever in any of the provisions of such deposit accounts, including, without limitation, their respective terms, maturity, minimum required balances or withdrawal value.

     (f) The principal office of Provident Municipal Bank shall continue to be 400 Rella Boulevard, Montebello, New York 10901 after the Effective Time. The former offices of Warwick Commercial Bank will be operated as offices of Provident Municipal Bank immediately following the Effective Time. Schedule 2.1(f) contains a list of the principal office and each branch office of each of Provident Municipal Bank and Warwick Commercial Bank.

     2.2 Effective Time; Closing Date. A closing in respect of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Provident Municipal Bank, at 4:00 p.m., New York time, on such date as Provident Municipal Bank shall designate, which date shall be the date of the Effective Time of the Bank Merger.

     2.3 Name of Receiving Corporation. The name of the Receiving Corporation shall be "Provident Municipal Bank."

     2.4 Organization Certificate. On and after the Effective Time, the Restated Organization Certificate of Provident Municipal Bank as a New York-chartered commercial bank shall be the Restated Organization Certificate of the Receiving Corporation until amended in accordance with applicable law.

     2.5 Bylaws. On and after the Effective Time, the Bylaws of Provident Municipal Bank as a New York-chartered commercial bank shall be the Bylaws of the Receiving Corporation until amended in accordance with applicable law.

     2.6 Directors. Except as otherwise provided in the Merger Agreement, on and after the Effective Time, until changed in accordance with the Restated Organization Certificate and Bylaws of the Receiving Corporation, the directors of the Receiving Corporation shall be those persons serving as directors of Provident Municipal Bank immediately prior to the Effective Time, subject to the provision of Section 2.5 of the Holding Company Merger Agreement. The directors of the

Receiving Corporation shall hold office in accordance with the Restated Organization Certificate and Bylaws of the Receiving Corporation.

3.   MISCELLANEOUS

     3.1 Conditions Precedent. The respective obligations of each party under this Agreement shall be subject to: (i) the receipt or waiver of all required regulatory approvals and the expiration of any required waiting periods specified by applicable federal law; (ii) the completion of the Bank Merger;
(iii) the approval of this Agreement by Provident Bank in its capacity as sole stockholder of Warwick Commercial Bank; and (iv) the approval of this Agreement by Provident Municipal Bank in its capacity as sole stockholder of Warwick Commercial Bank.

     3.2 Amendments. To the extent permitted by the applicable federal banking law, this Agreement may be amended by a subsequent writing signed by the parties hereto upon the approval of the board of directors of each of the parties hereto.

     3.3 Successors. This Agreement shall be binding on the successors of Warwick Commercial Bank and Provident Municipal Bank.

     3.4 Governing Law. This Agreement shall be governed by the laws of the State of New York.

     3.5 Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

     3.6 Miscellaneous. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which constitute one and the same instrument.

     3.7. Termination. This Agreement shall terminate upon the termination of the Holding Company Merger Agreement in accordance with its terms. This Agreement also may be terminated at any time prior to the Effective Time by mutual consent of the parties. In the event of the termination of this Agreement as provided in this Section 3.7, this Agreement shall forthwith become null and void and of no further force or effect and there shall be no liability or obligation under this Agreement on the part of any of the parties hereto or any of their respective directors, officers or affiliates.



                            [Signature page follows]

     IN WITNESS WHEREOF, Warwick Commercial Bank and Provident Municipal Bank have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                                    WARWICK COMMERCIAL BANK


                                        By:
------------------------------------       -------------------------------------

Secretary                                  President and Chief Executive Officer


ATTEST:                                    PROVIDENT BANK


                                        By:
------------------------------------       -------------------------------------
Daniel Rothstein                           George Strayton
Corporate Secretary                        President and Chief Executive Officer

                                    EXHIBIT D
                            FORM OF VOTING AGREEMENT


                                  March , 2004

Provident Bancorp, Inc.
400 Rella Boulevard
Montebello, New York  10901

Ladies and Gentlemen:

     Provident Bancorp, Inc. ("PBI") and Warwick Community Bancorp, Inc. ("WCBI") have entered into an Agreement and Plan of Merger dated as of March __, 2004 (the "Merger Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) WCBI will merge with and into PBI, with PBI surviving the merger, to be followed by the mergers of Warwick Savings Bank and The Towne Center Bank with and into Provident Bank, with Provident Bank as the surviving institution, and by the merger of Warwick Commercial Bank with and into Provident Municipal Bank, with Provident Municipal Bank as the surviving institution (collectively referred to as the "Merger"); and (b) shareholders of WCBI will receive cash and/or common stock of PBI as stated in the Merger Agreement.

     PBI has requested, as a condition to its execution and delivery to WCBI of the Merger Agreement, that the undersigned, being a director of WCBI, execute and deliver to PBI this Letter Agreement.

     The undersigned, in order to induce PBI to execute and deliver to WCBI the Merger Agreement, and intending to be legally bound, hereby irrevocably:

     (a) Agrees to be present (in person or by proxy) at all meetings of shareholders of WCBI called to vote for approval of the Merger so that all shares of common stock of WCBI over which the undersigned or a member of the undersigned's immediate family now has sole or shared voting power will be counted for the purpose of determining the presence of a quorum at such meetings and to vote, or cause to be voted, all such shares (i) in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of WCBI), and (ii) against approval or adoption of any other merger, business combination, recapitalization, partial liquidation or similar transaction involving WCBI, it being understood that as to immediate family members and shares over which the undersigned has only shared voting power, the undersigned will use his/her reasonable efforts to cause the shares to be present and voted in accordance with (i) and (ii) above;

     (b) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of WCBI, to approve or adopt the Merger Agreement;

     (c) Agrees not to sell, transfer or otherwise dispose of any common stock of WCBI on or prior to the date of the meeting of WCBI shareholders to vote on the Merger Agreement or the earlier date of termination of the Merger Agreement in accordance with its terms, except for transfers to charities, charitable trusts, or other charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, transfers by will or operation of law, transfers to any pledgee pursuant to any pledge agreement existing as of the date hereof, transfers to lineal descendant or a spouse of the undersigned, or to a trust or other entity for the benefit of one or more of the foregoing persons, provided that the transferee agrees in writing to be bound by the terms of this letter agreement to the extent permitted under applicable law, and other than shares of common stock of WCBI surrendered to WCBI to satisfy tax obligations arising from the vesting of restricted WCBI common stock or the exercise of WCBI common stock options in accordance with applicable law and plan requirements; and

     (d) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

     The agreements contained herein shall apply to the undersigned solely in his or her capacity as a stockholder of WCBI, and no agreement contained herein shall apply to the undersigned in his or her capacity as a director, officer or employee of WCBI or in any other fiduciary capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of the undersigned to comply with his or her fiduciary duties as a director of WCBI.

     The obligations set forth herein shall terminate concurrently with any termination of the Merger Agreement.

                          ----------------------------


     This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

                          ----------------------------

     The undersigned intend to be legally bound hereby.


                                   Sincerely,


                                      ------------------------------------------
                                      Name

                                      ------------------------------------------
                                      Title

                                    EXHIBIT E

                              AFFILIATES AGREEMENT


--------------

Provident Bancorp, Inc.
400 Rella Boulevard
Montebello, New York  10901

Gentlemen:

     I have been advised that I might be considered to be an "affiliate" of Warwick Community Bancorp, Inc. ("WCBI"), a Delaware corporation ("WCBI"), for purposes of paragraphs (c) and (d) of Rule 145 of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

     Provident Bancorp, Inc. ("Provident Bancorp") and WCBI have entered into an Agreement and Plan of Merger, dated as of March _____, 2004 (the "Agreement"). Upon consummation of the merger contemplated by the Agreement (the "Merger"), I may receive shares of common stock of Provident Bancorp or any successor thereto ("Provident Bancorp Common Stock") in exchange for my shares of common stock, par value $0.01 per share, of WCBI ("WCBI Common Stock"). This agreement is hereinafter referred to as the "Letter Agreement."

     I represent and warrant to, and agree with, Provident Bancorp as follows:

     1. I have read this Letter Agreement and the Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, pledge, transfer or otherwise dispose of shares of the Provident Bancorp Common Stock, to the extent I felt necessary, with my counsel or counsel for WCBI.

     2. I have been advised that any issuance of shares of the Provident Bancorp Common Stock to me pursuant to the Merger will be registered with the SEC. I have also been advised, however, that, because I may be an "affiliate" of WCBI at the time the Merger will be submitted for a vote of the stockholders of WCBI and my disposition of such shares has not been registered under the Securities Act, I must hold such shares indefinitely unless (i) such disposition of such shares is subject to an effective registration statement and to the availability of a prospectus under the Securities Act, (ii) a sale of such shares is made in conformity with the provisions of Rule 145(d) under the Securities Act, (iii) a sale of such shares is made following expiration of the applicable restrictive period set forth in Rule 145(d) or (iv) in an opinion of counsel, in form and substance reasonably satisfactory to Provident Bancorp, I am advised that some other exemption from registration is available with respect to any such proposed disposition of such shares.

     3. I understand and agree that stop transfer instructions will be given to the transfer agent of Provident Bancorp with respect to the shares of Provident Bancorp Common Stock I receive pursuant to the Merger and that there will be placed on the certificate representing such shares, or any certificates delivered in substitution therefore, a legend stating in substance:

     The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement between the registered holder hereof and Provident Bancorp, a copy of which agreement is on file at the principal offices of Provident Bancorp. A copy of such agreement shall be provided to the holder hereof without charge upon receipt by Provident Bancorp of a written request.

     4. Unless a transfer of my shares of the Provident Bancorp Common Stock is a sale made in conformity with the provisions of Rule 145(d), made following expiration of the restrictive period set forth in Rule 145(d) or made pursuant to any effective registration statement under the Securities Act, Provident Bancorp reserves the right to put an appropriate legend on the certificate issued to my transferee.

     It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Agreement is terminated in accordance with its terms. It is also understood and agreed that this Letter Agreement shall terminate and be of no further force and effect and the stop transfer instructions set forth above shall be lifted forthwith upon the delivery by the undersigned to Provident Bancorp of a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to Provident Bancorp, or other evidence reasonably satisfactory to Provident Bancorp, to the effect that a transfer of my shares of the Provident Bancorp Common Stock will not violate the Securities Act or any of the rules and regulations of the SEC thereunder. In addition, it is understood and agreed that the legend set forth in Paragraph 2 above shall be removed from and the stop transfer restrictions set forth in Paragraph 3 above shall be lifted with respect to the certificate or certificates representing my shares of the Provident Bancorp Common Stock upon expiration of the restrictive period set forth in Rule 145(d)(2), so long as Provident Bancorp is then in compliance with SEC Rule 144(c), or 145(d)(3), as applicable, or if Provident Bancorp shall have received a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to Provident Bancorp, or other evidence satisfactory to Provident Bancorp that a transfer of my shares of the Provident Bancorp Common Stock represented by such certificate or certificates will be a sale made in conformity with the provisions of Rule 145(d), or made pursuant to an effective registration statement under the Securities Act.

     5. I recognize and agree that the foregoing provisions also apply to (i) my spouse, (ii) any relative of mine or my spouse's occupying my home, (iii) any trust or estate in which I, my spouse or any such relative owns at least 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity and (iv) any corporation or other organization in which I, my spouse or any such relative owns at least 10% of any class of equity securities or of the equity interest.

     6. I further recognize that in the event I become a director or officer of Provident Bancorp upon consummation of the Merger, any sale of Provident Bancorp stock by me may be subject to further restrictions on transferability and additional liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

     7. Execution of this Letter Agreement should not be construed as an admission on my part that I am an "affiliate" of WCBI as described in the first paragraph of this Letter Agreement or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this Letter Agreement.

                                    * * * * *

     This Letter Agreement shall be binding on my heirs, legal representative and successors.

                                             Very truly yours,

                                             Signature


                                             -----------------------------------
                                             Name (Please Print)

Accepted as of the date first above written

PROVIDENT BANCORP, INC.


By:
   ----------------------------------------
    Name:
    Title: